                                                                    Exhibit 99.7



                                CONTRACT OF SALE


           AGREEMENT (this "Agreement") made as of this 15th day of September, 2000, by and among 55 Public LLC ("55 Public"), a Delaware limited liability company, North Valley Tech, LLC ("North Valley Tech"), a Delaware limited liability company, Southwest Shopping Centers Co. I, L.L.C ("Southwest Centers"), a Delaware limited liability company, First Union Madison L.L.C. ("First Union Madison"),an Illinois limited liability company, Printers Alley Garage, LLC ("Printers Alley"), a Delaware limited liability company, First Union Real Estate Equity and Mortgage Investments ("FUR"), an Ohio unincorporated association in the form of a business trust, First Union Commercial Properties Expansion Company ("FUCP"), a Delaware corporation, each having an address at 551 Fifth Avenue, Suite 1416, New York, New York 10176 (collectively, "Sellers" and individually, a "Seller") and Radiant Investors LLC, a Delaware limited liability company, having an address at c/o Radiant Partners LLC, 551 Fifth Avenue, Suite 1416, New York, New York 10176 ("Purchaser").

                             W I T N E S S E T H :

           WHEREAS, 55 Public is the owner of 55 Public (office building), Cleveland, Ohio ("55 Public Office Building") and 55 Public (garage), Cleveland, Ohio ("55 Public (Garage)"), as more particularly described in Schedules A-1 and A-2 annexed hereto and made a part hereof; and

           WHEREAS, FUR is the owner of CEI Building, Cleveland Ohio ("CEI"), as more particularly described in Schedule A-3 annexed hereto and made a part hereof; and
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           WHEREAS, FUR and FUCP, collectively, are the owners of Westgate
Shopping Center, Abilene, Texas ("Westgate Shopping Center"), as more particularly described in Schedule A-4 annexed hereto and made a part hereof (sometimes herein FUR and FUCP are collectively referred to as "First Westgate"); and

           WHEREAS, Southwest Centers is the owner of Pecanland Mall, Monroe, Louisiana ("Pecanland Mall"), as more particularly described on Schedule A-5 and the land adjacent to Pecanland Mall ("Pecanland Mall Adjacent Land"), as more particularly described in Schedule A-6 annexed hereto and made a part hereof; and

           WHEREAS, FUR (i) has fee simple title to a portion of and (ii) is the tenant under that certain ground lease ("Huntington Garage Ground Lease") covering the remaining portion of the Huntington Garage, Cleveland, Ohio ("Huntington Garage"), as more particularly described in Schedule A-7 annexed hereto and made a part hereof; and

           WHEREAS, First Union Madison is the owner of Madison and Wells Garage, Chicago, Illinois ("Madison and Wells Garage"), as more particularly described in Schedule A-8 annexed hereto and made a part hereof; and

           WHEREAS, Printers Alley is the owner of Printers Alley Garage, Nashville, Tennessee ("Printers Alley Garage"), as more particularly described in Schedule A-9 annexed hereto and made a part hereof; and

           WHEREAS, FUR is the owner of 5th and Marshall Garage, Richmond, Virginia ("5th and Marshall Garage"), as more particularly described in Schedule A-10 annexed hereto and made a part hereof; and





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           WHEREAS, FUR is the owner of West Third Street Parking Lot,
Cleveland, Ohio ("West Third Street Lot"), as more particularly described in Schedule A-11 annexed hereto and made a part hereof; and

           WHEREAS, North Valley Tech is the tenant under that certain ground lease covering North Valley Tech Center, Thornton, Colorado ("North Valley Tech Center Ground Lease"), as more particularly described in Schedule A-12 annexed hereto and made a part hereof; and

           WHEREAS, FUR is the tenant under that certain ground lease covering Two Rivers Business Center, Clarksville, Tennessee ("Two Rivers Business Center Ground Lease"), as more particularly described in Schedule A-13 annexed hereto and made a part hereof (the North Valley Tech Center Ground Lease, the Two Rivers Business Center Ground Lease and the Huntington Garage Ground Lease are collectively referred to as the "Ground Leases" and the land demised under each Ground Lease shall hereinafter be referred to individually and collectively as the "Ground Lease Land") (the leasehold estates of North Valley Tech and FUR with respect to the North Valley Tech Center Ground Lease, the Two Rivers Business Center Ground Lease and the Huntington Garage Ground Lease are collectively referred to as the "Leasehold Estates"); and

           WHEREAS, the land demised and described in Schedules A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12 and A-13 are collectively referred to as the "Land"; and

           WHEREAS, each Seller desires to sell to Purchaser, and Purchaser desires to purchase from each Seller, all of such Seller's right, title and interest in and to its Property (as hereinafter defined)





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           NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sellers and Purchaser agree as follows:

           1.  Sale-Purchase.  (a)    Each Seller agrees to sell, assign and
convey to Purchaser, and Purchaser agrees to purchase from such Seller, subject to the terms and conditions of this Agreement:

               (1) said Seller's respective (i) fee simple title in and to 55 Public (Office Building), 55 Public (Garage), CEI, Westgate Shopping Center, Pecanland Mall, Pecanland Mall Adjacent Land, Huntington Garage, Madison and Wells Garage, Printers Alley Garage, 5th and Marshall Garage, West Third Street Lot; and (ii) interest in and to the Leasehold Estates together with the buildings and improvements located on the Land and Seller's right, title and interest, under each Ground Lease, in and to the buildings and improvements located on the Ground Lease Land (collectively, the "Buildings" and the Buildings, the Land and the Ground Lease Land are hereinafter collectively referred to as the "Premises"), and all of said Seller's respective right, title and interest, if any, in, to and under (A) all easements, rights of way, privileges, tenements, hereditaments, appurtenances, strips, gores and other rights pertaining to its Premises (including, without limitation, the easements, access rights and other rights provided in reciprocal access and easement agreements and operating agreements affecting the Premises) (collectively, the "Appurtenances"); (B) any land in the bed of any street, road, avenue, alley, passage, common areas and other rights-of-way, open or proposed, public or private, in front of or adjoining its Premises or any portion thereof, and any award to be made in lieu thereof and in and to any unpaid award for damage to said Premises by reason of change of grade of any street occurring after the Proration Date (as hereinafter defined) (collectively, the "Adjoining Land");





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(C) the fixtures, equipment, machinery, furniture, furnishings, maintenance vehicles and equipment, tools, appliances, supplies and other items of personal property of every kind and description (and replacements and substitutions thereof), now owned or hereafter acquired by such Seller and contained in or on, or used in connection with, the ownership, maintenance, use, occupancy and operation of its Premises (collectively, the "Personalty"); (D) all leases, subleases, lettings, licenses and other occupancy agreements and agreements governing the use of garage or parking lot spaces, and all amendments, modifications, supplements, additions, extensions and renewals thereof as permitted hereunder, and, except as expressly provided herein, security and other deposits thereunder affecting its Premises (collectively, "Leases"); (E) subject to the provisions of Section 21 hereof, all service agreements, maintenance agreements, supply agreements, union agreements and any other contracts and agreements affecting the Premises and all income therefrom (collectively, "Contracts"); (F) any assignable licenses, permits, approvals and certificates required or used in or relating to the ownership, use, maintenance, occupancy or operation of any part of the Premises (the "Licenses"); (G) all existing surveys, blueprints, drawings, plans and specifications (including, without limitation, structural, HVAC, mechanical and plumbing plans and specifications) and other documentation for or with respect to the Premises or any part thereof, all construction contracts and subcontracts; all warranties or guaranties given in connection with work performed at or on the Premises; all available tenant lists and data, all available lists of parkers and data, correspondence with past, present and prospective tenants, parkers, vendors, suppliers, utility companies and other third parties, booklets, manuals and promotional and advertising materials concerning the Premises or any part thereof, all trade names and trade marks pertaining to the Premises, and such other existing books, records and documents (including, without limitation, those relating to ad valorem taxes





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and leases) used in connection with the operation of the Premises or any part thereof (collectively, the "Intangible Property") and (H) all of Sellers' right, title and interest in and to all restricted, reserve and escrow accounts held by the mortgagees under those Mortgages (as hereinafter defined) which Purchaser shall assume at Closing (collectively, the "Escrow Accounts"). The Land, the Buildings (or, as the case may be, a Seller's interest in a Building as tenant under a Ground Lease), the Leasehold Estates, the Appurtenances, the Adjoining Land, the Personalty, the Leases, the Contracts, the Licenses, the Escrow Accounts and the Intangible Property are hereinafter collectively referred to as the "Properties" and, with respect to each Premises, the "Property"; and

               (2) that certain promissory note dated February, 1997, in the original principal amount of $1,800,000, made by Club Associates, a Georgia limited partnership, to FUR (the "Club Associates Note"), the mortgage or deed of trust securing the repayment of the Club Associates Note (the "Club Associates Mortgage") and such other documents or instruments executed and delivered in connection therewith (the "Club Associates Collateral Documents"; collectively with the Club Associates Note and the Club Associates Mortgage, the "Club Associates Loan Documents").

           The Properties and the Club Associates Loan Documents are hereinafter collectively referred to as the "Sale Assets".

               (b) Notwithstanding that (i) the Pecanland Mall Adjacent Land is included in the Properties being sold hereunder, Southwest Centers has previously sold the parcel described on Schedule A-6-1 ("Schedule A-6-1 Parcel") and shall be entitled to sell all or any part of the balance of the Pecanland Mall Adjacent Land (and all Property pertaining thereto) at or prior to the Closing provided that Purchaser shall receive a credit at the Closing against that





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portion of the Purchase Price payable to Southwest Centers (x) with respect to the Schedule A-6-1 Parcel, in the amount of $531,227, and (y) with respect to any portion of the balance of the Pecanland Mall Adjacent Land (and the Property pertaining thereto) that shall be sold prior to the Closing, in an amount equal to the Net Sales Price (as hereinafter defined) received by Southwest Centers from each such sale (collectively, "Pecanland Mall Adjacent Land Credit"); and (ii) the Huntington Garage is included in the Properties being sold hereunder, FUR shall be entitled to sell the Huntington Garage at or prior to the Closing provided that Purchaser shall receive a credit at the Closing against that portion of the Purchase Price payable to FUR in an amount equal to the Net Sales Price received by FUR from said sale ("Huntington Garage
Credit").   A contract that FUR shall desire to execute for the sale of the
Huntington Garage (the "Huntington Contract") shall be subject to the prior approval of Purchaser, such approval shall not be unreasonably withheld or delayed, it being agreed that if the gross purchase price for the sale of the Huntington Garage shall be less than $20,000,000 or those obligations of FUR which survive the closing of such sale are not otherwise customary and standard obligations in connection with the sale of a garage property, Purchaser shall be deemed to have been reasonable if Purchaser shall disapprove the Huntington Contract. If FUR shall deliver to Purchaser a term sheet for the sale of the Huntington Garage and Purchaser shall approve such term sheet, FUR shall thereafter have the right to enter into the Huntington Contract so long as the Huntington Contract shall be upon terms and conditions substantially similar to (or better than) the terms set forth in the term sheet; provided, however, that Purchaser shall have specifically consented (such consent not to be unreasonably withheld or delayed) to those obligations that survive the closing of the sale of the Huntington Garage that Purchaser shall be required to assume pursuant to the terms hereof, it being agreed that Purchaser shall be deemed to be reasonable if any such provisions that shall





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
survive closing are not otherwise customary and standard obligations with respect to the sale of a garage property. If FUR shall deliver to Purchaser a copy of the Huntington Contract for Purchaser's approval, Purchaser shall be deemed to have approved the Huntington Contract if Purchaser shall fail to deliver to FUR within five (5) business days a notice setting forth Purchaser's
specific objections to the Huntington Contract.   The term "Net Sales Price"
shall mean an amount equal to the sum of (1) the gross sales price paid for the applicable Property, minus (2) any and all fees, expenses, charges and other costs incurred by the Seller in connection with the sale of said Property including, without limitation, brokerage commissions, attorney's fees and disbursements, transfer and similar taxes, sales and similar taxes, and title and recording charges.

           2. Purchase Price. (a) Purchaser shall pay to Sellers for the Sale Assets the sum of ONE HUNDRED NINETY NINE MILLION EIGHT HUNDRED THOUSAND ($199,800,000) DOLLARS (the "Purchase Price"), subject to apportionments to be made as provided in this Agreement, which Purchase Price shall be allocated among the Sale Assets in the manner set forth on Schedule B-1 annexed hereto and made a part hereof. Purchaser shall pay the Purchase Price as follows:

                    (i) Within one (1) business day after Purchaser has received a fully executed counterpart of this Agreement, SIX HUNDRED FIFTY THOUSAND ($650,000) DOLLARS by Purchaser, at its election, delivering its check to Stroock & Stroock & Lavan LLP (the "Escrowee"), payable to the order of "Stroock & Stroock & Lavan LLP, as Escrowee", subject to collection, or by wire transfer to the Escrowee of immediately available Federal funds in New York City (the "Initial Deposit"), provided, however, if the Initial Deposit is not received by Escrowee within one (1) business day after Purchaser has received a fully





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
executed counterpart of this Agreement, Sellers, at their option, may declare this Agreement, null, void and of no force and effect, and may pursue its remedies against Purchaser upon said Initial Deposit, or in any other manner permitted by law, such remedies being cumulative;

                    (ii) By no later than September 29, 2000 (the "First Additional Deposit Date"), TIME BEING OF THE ESSENCE, SIX MILLION ($6,000,000.00) DOLLARS by Purchaser, at its election, delivering a certified check or an official bank check to Escrowee, payable to the order of "Stroock & Stroock & Lavan LLP, as Escrowee", or by wire transfer to the Escrowee of immediately available Federal funds in New York City or by letter of credit (the "First Additional Deposit");

                    (iii) By no later than three (3) business days after FUR shall deliver the Shareholder Ratification to Purchaser (the "Second Additional Deposit Date"), TIME BEING OF THE ESSENCE, THREE MILLION ($3,000,000) DOLLARS by Purchaser, at its election, delivering a certified check or an official bank check to Escrowee, payable to the order of "Stroock & Stroock & Lavan, LLP, as Escrowee", or by wire transfer to the Escrowee of immediately available Federal funds in New York City or by letter of credit (the "Second Additional Deposit", and together with the Initial Deposit and the First Additional Deposit being the "Deposit");

                    (iv) Subject to the provisions of Section 25 hereof, by Purchaser assuming, at the Closing, all of the Sellers' liabilities and obligations under those certain mortgages described in Schedule C annexed hereto and made a part hereof and the promissory notes secured thereby (collectively, the "Mortgages"), which Mortgages had an aggregate outstanding principal balance as of the Proration Date (as defined in Section 6A below) of approximately ONE HUNDRED SIXTEEN MILLION EIGHT HUNDRED SEVEN





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THOUSAND NINE HUNDRED FIFTY EIGHT AND 90/100 ($116,807,958.90) DOLLARS; and

                    (v)     Subject to the provisions of Section 2(d) and
Section 6 hereto, SEVENTY THREE MILLION THREE HUNDRED FORTY TWO THOUSAND FORTY ONE AND 10/100 ($73,342,041.10) DOLLARS (the "Cash Balance"), allocated in the manner set forth on Schedule B-2 annexed hereto and made a part hereof, and as adjusted by the apportionments to be made as provided for in this Agreement, payable at the Closing by wire transfer to Sellers, or such persons or entities as Sellers may designate, of immediately available Federal funds in New York City. Sellers shall provide wiring instructions to Purchaser at least forty-eight (48) hours prior to Closing.

                    (vi) (A) In the event Purchaser shall fail to make the First Additional Deposit hereunder, no later than the First Additional Deposit Date, TIME BEING OF THE ESSENCE, this Agreement shall thereupon immediately terminate and be null, void and of no force and effect and Escrowee shall disburse ONE HUNDRED TWENTY FIVE THOUSAND ($125,000) DOLLARS of the Initial Deposit to Sellers, together with any interest earned on such amount, and the balance of the Initial Deposit or FIVE HUNDRED TWENTY FIVE THOUSAND ($525,000) DOLLARS to Purchaser, together with any interest earned on such amount. In addition, Purchaser agrees to deliver or cause to be delivered to Sellers all reports, studies, memorandums, tests, evaluations and assessments (collectively, the "Study") for each of the Properties obtained and/or conducted by or on behalf of Purchaser prior to and including the First Additional Deposit Date, together with all reliance letters from each provider of same which were obtained by Purchaser upon receipt of each Study. Purchaser agrees to use its good faith, reasonable efforts to obtain a reliance letter from the provider of each Study, which





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reliance letter shall provide that the Study prepared by the provider may be relied upon by the Seller that is the owner of the Property that is the subject of such Study, any prospective or actual purchaser of such Property and any prospective or actual lender that may provide financing to the owner of such Property.

               (B) Notwithstanding the provisions of Section 2(a)(vi)(A) to the contrary, in the event that Purchaser (or an affiliate thereof), enters into a Limited Liability Company Agreement (the "JV Agreement"), with U.S. Trust Corporation, National Association, As Trustees Under That Certain Agreement And Declaration Of Trust Dated As Of September 4, 1997, As Amended, Known As Landmark Equity Trust VII ("Landmark"), and such entity shall obtain commitments for Acceptable Financing, as such term shall be defined in the JV Agreement, for some or all of the Properties, after September 11, 2000, and pursuant to the terms of the JV Agreement, Purchaser (or an affiliate thereof) is no longer obligated to return the Initial Contribution #1 (as such term shall be defined in the JV Agreement), then in the event Purchaser shall fail to make the First Additional Deposit hereunder, no later than the First Additional Deposit Date, TIME BEING OF THE ESSENCE, this Agreement shall immediately terminate and be null, void and of no force and effect and Escrowee shall disburse the Initial Deposit, together with any additional deposit credited by Escrowee to this Agreement pursuant to the provisions of Section 2(a)(vii) below, to Sellers, together with any interest earned thereon. In addition, Purchaser shall deliver to Sellers each Study and all reliance letters thereto in accordance with the provisions of Section 2(a)(vi)(A). Notwithstanding the foregoing, if Purchaser (or an affiliate thereof) is obligated to return the Initial Contribution #1 prior to First Additional Deposit Date then the provisions of this Section 2(vi)(B) shall no longer be applicable.





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                    (vii)   Notwithstanding the provisions of Section 2(a)(vi)
to the contrary, in the event the right of first refusal is exercised to acquire that property being sold to Purchaser under the Long Street Contract (as defined in Section 20 below) any deposit then held under the Long Street Contract, plus all interest earned thereon, shall be credited by Escrowee
(being the same escrowee as under the Long Street Contract) as an additional deposit under this Agreement, to be deemed part of the Deposit hereunder. Notwithstanding, should any deposit under the Long Street Contract be credited against the Deposit hereunder prior to the Purchaser making the First
Additional Deposit hereunder such deposit under the Long Street Contract shall be credited by Escrowee to the Initial Deposit hereunder, and in the event this Agreement is terminated pursuant to the provisions of Section 2(a)(vi) above, Escrowee shall either: (a) in the event the conditions set forth in Section 2(a)(vi)(B) have not been satisfied, disburse One Hundred Twenty Five Thousand ($125,000) Dollars of the Initial Deposit to Sellers, together with any interest earned thereon, and the balance of the Initial Deposit (or $525,000) plus the amount of any deposit credited from the Long Street Contract, together with any interest earned on such amounts, to Purchaser or (ii) in the event the conditions of Section 2(a)(vi)(B) have been satisfied, disburse the entire Initial Deposit and the amount of any deposit credited from the Long Street Contract, together with any interest earned thereon, to Sellers. In addition, Purchaser shall deliver to Sellers each Study and all reliance letters thereto in accordance with the provisions of Section 2(a)(vi)(A).

               (b) Notwithstanding the provisions of Section 2(a) to the contrary, Purchaser may, in lieu of delivering a check for the First Additional Deposit and/or the Second Additional Deposit, deliver to Escrowee a clean, irrevocable and unconditional letter of credit in the amount of the First Additional Deposit or the Second Additional Deposit, as the case may be,





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("Letter of Credit") issued for the benefit of Escrowee by a New York City commercial bank which is a member of the New York City Clearing House Association (the issuer of such Letter of Credit being called the "Issuing Bank"), which Letter of Credit shall be presentable and payable at any branch office of the Issuing Bank located in New York City, have an initial term of not less than one (1) year and be in a form acceptable to Sellers. If the Letter of Credit is delivered to Escrowee, then Escrowee shall hold and draw upon the same in accordance with Section 23 of this Agreement. The Letter of Credit shall also provide that:

                    (i) the Issuing Bank shall pay to Escrowee the full face amount of the Letter of Credit upon presentation of the Letter of Credit, a sight draft and a certificate executed by Escrowee stating that Escrowee is entitled to draw upon the Letter of Credit in accordance with the terms of this Agreement; and

                    (ii) If Purchaser shall fail to deliver to the Escrowee a substitute Letter of Credit before twentieth (20th) day preceding the expiration date of the Letter of Credit, then Escrowee shall have the right to draw upon the Letter of Credit in the full face amount thereof (and in any event shall draw upon the Letter of Credit not later than ten (10) days prior to the expiration date of the Letter of Credit) and Sellers shall have the right to direct Escrowee to draw down upon the Letter of Credit, in which case, the Escrowee shall draw down upon the Letter of Credit. Escrowee shall hold the cash proceeds thereof on account of the Deposit hereunder, until the Closing occurs or this Agreement is terminated and such proceeds are disposed in accordance with the terms of this Agreement. If the Letter of Credit has been drawn upon pursuant to the preceding sentence and the Closing shall occur, then Escrowee shall pay to Sellers such proceeds and Purchaser shall receive a credit in the amount of such proceeds against the portion of the

Purchase Price payable to Sellers. Upon a default by Purchaser, beyond the expiration of any applicable notice and cure periods, under this Agreement, Escrowee is hereby authorized and directed, at Sellers direction, to draw on the Letter of Credit and distribute the proceeds thereof in accordance with, and subject to, the provisions of Section 23 hereof (including, without limitation, the notice provisions thereof) and the Sellers shall have the same remedies against such proceeds as the Sellers have against the Additional Deposit. Purchaser shall not receive any credit against the Purchase Price for the amount of the Letter of Credit, unless and to the extent the Sellers receive the proceeds thereof as provided in this Agreement. If the Escrowee has not drawn upon the Letter of Credit on or before the Closing, then the Escrowee shall also return to Purchaser at the Closing any original counterpart of the Letter of Credit then held by the Escrowee. If the Closing shall not occur and this Agreement is terminated, the Letter of Credit (and any proceeds thereof) shall be disposed of in accordance with the applicable provisions of this Agreement. Notwithstanding anything to the contrary contained herein, if, at any time, the Letter of Credit fails to comply with the provisions of this
Section 2(b), then the Letter of Credit shall immediately be replaced by Purchaser with a letter of credit that complies with the provisions of this_Section 2(b).

               (c) With respect to the Westgate Shopping Center, it is anticipated that a financing for the Westgate Shopping Center which will be secured by a mortgage (the "Westgate Financing") will occur prior to the Closing. If such financing of the Westgate Shopping Center shall occur prior to the Closing, the outstanding principal balance of the Westgate Financing as of the date of the closing of the Westgate Financing (which shall be in the approximate amount of $7,500,000) shall be credited against the Purchase Price to be paid for (and allocated to) the Westgate Shopping Center and the Cash Balance that shall be payable by Purchaser shall be reduced by the amount of the outstanding principal balance of the Westgate

Financing as of the date of the closing of the Westgate Financing; provided, however, that the amount of any and all escrows established with and made to the holder of the Westgate Financing at the time of the closing of the Westgate Financing shall be added to the Cash Balance that shall be payable by Purchaser. Purchaser shall have the right to approve the terms and conditions of the Westgate Financing, which consent shall not be unreasonably withheld, conditioned or delayed. All costs and expenses that shall have been incurred in connection with obtaining, and, if applicable, closing such Westgate Financing, including, without limitation, attorneys fees and brokerage expenses shall be borne by First Westgate. In addition, if First Westgate is required to deliver an agreement (which may be in the form of a guaranty or indemnification), respecting the terms and conditions of the Winn-Dixie Lease and/or K-Mart Lease at the Westgate Shopping Center, to the holder of the Westgate Financing, First Westgate shall deliver same; and Purchaser, at Closing, shall cause Indemnitor, as defined in Section 14(b)(xii) hereof, to provide to First Westgate a complete and unconditional indemnification, in form reasonably acceptable to First Westgate, against all liability that First Westgate shall incur on account of First Westgate having delivered such agreement. For the avoidance of doubt, the proceeds of the Westgate Financing shall be retained by First Westgate; the outstanding principal balance of the Westgate Financing as of the date of the closing of the Westgate Financing shall be credited against the Purchase Price to be paid for the Westgate Shopping Center and the Cash Balance that shall be payable by Purchaser shall be reduced by the amount of the outstanding principal balance of the Westgate Financing as of the date of the closing of the Westgate Financing.

               (d) Notwithstanding any provisions in this Agreement to the contrary, it shall not be a condition to the Closing hereunder that the Mortgages be assumed by and assigned to the Purchaser. In the event that the consent to the assignment to, and assumption by,





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
the Purchaser of a Mortgage shall not be obtained from the holder of such Mortgage, then the Cash Balance payable at the Closing, subject to the provisions of Section 25 hereof, shall be increased by the amount of the outstanding principal balance of such Mortgage as of the Proration Date.

               (e) As additional consideration for the conveyance of the Sale Assets to Purchaser, Purchaser shall assume as of the Closing all liabilities arising out of (i) except as set forth in Section (2)(e)(ii) below, the ownership, operation and use of the Sale Assets from and after the Proration Date as though Purchaser acquired title to the Sale Assets at 11:59 p.m. on said date, (ii) Capital Expenditures(as herein defined) for the Properties committed to by each Seller and/or any of their respective agents and/or authorized representatives after May 9, 2000, (which shall include, without limitation, those expenditures set forth on Schedule D annexed hereto),
(iii) the value of the Capital Expenditures for the Properties committed to by each Seller and/or any of their respective agents and/or authorized representatives prior to May 9, 2000 which shall not have been performed by Sellers prior to the Closing Date and for which Purchaser shall have received a closing adjustment pursuant to Section 6A(l) hereof and (iv) subject to the provisions of Section 21(j), all environmental liabilities which shall arise from and after the Proration Date, (collectively, "Assumed Liabilities"), and shall indemnify each Seller from and against any and all losses, liabilities, costs, damages, claims and expenses (including reasonable attorneys' fees and expenses) which such Seller may incur by reason of, or arising out of, or resulting from any or all Assumed Liabilities; provided, however, Assumed Liabilities shall not include any and all accrued and/or unpaid Purchaser Expenses (as such term is defined in Section 6B(b) hereof), which accrued and unpaid Purchaser Expenses shall remain the obligation of Sellers to satisfy. Each Seller shall be responsible for the payment of all Capital Expenditures that such Seller and/or its authorized agents or representatives shall have committed to on or before May 9, 2000 with respect to the Property owned by such Seller, including, without limitation, those expenditures set forth on Schedule E annexed hereto. For purposes of this Agreement, the term "Capital Expenditures" shall mean collectively, (A) those expenses set forth on Schedule D and Schedule E and (B) to the extent not otherwise set forth on Schedule D or Schedule E (1) expenses which in accordance with generally accepted accounting principles cannot be expensed within the year in which such cost shall be incurred, (2) tenant improvement costs that a Seller shall be required to pay for pursuant to a Lease and (3) brokerage commissions that a Seller shall be required to pay with respect to a Lease; provided, however, that for purposes of this Agreement, Sellers shall have no obligation to pay for any tenant improvement costs or brokerage commissions that shall be payable by a Seller on account of a Lease or a renewal, extension, expansion or modification of a Lease that was entered into or exercised after May 9, 2000. The obligation of Purchaser under this Section 2(e) shall survive the Closing. Sellers and Purchaser shall, from time to time, update Schedule D and Schedule E to reflect new information as it is available, and appropriate monetary adjustments shall be made as needed.

               (f) Except as otherwise set forth in Section 2(a)(vi) above, the party hereunder that shall be entitled to receive the Deposit shall receive all interest that shall have accrued thereon, and no interest on the Deposit that shall be delivered to Sellers shall be deemed to be credited against the Purchase Price.

               (g) The Deposit, together with all interest thereon, shall be held by Escrowee in accordance with Section 23 hereof.

           3. Permitted Encumbrances. Subject to the terms and provisions of this Agreement, title to each Property shall be sold, assigned and conveyed by Sellers to Purchaser, and Purchaser shall accept same, subject only to the following matters as they pertain to the applicable Property (collectively, the "Permitted
Encumbrances"):

               (a) the state of facts shown on the applicable surveys described on Schedule F annexed hereto and made a part hereof (the "Surveys") and any other state of facts which the Surveys brought down to date might disclose or that any other accurate survey might show;

               (b) the applicable Mortgages and all liens and security interests created thereby or in connection therewith;

               (c)     the applicable Leases;

               (d) all of the title exceptions specifically set forth on Schedule G-2 attached hereto and made a part hereof (other than those items listed on the Title Reports set forth in Schedule G-1 hereto that shall be marked with the words "omit"):

               (e) right, lack of right, or restricted right of any owner of a Property to construct and/or maintain (and the right of any Governmental Authority (as herein defined) to require the removal of) any vault or vaulted area, in or under the streets, sidewalks or other areas abutting said Property and any applicable licensing statute, ordinance and regulation, and the terms of any license pertaining thereto;

               (f) all presently existing and future liens of (i) real estate taxes and (ii) water rates, water meter charges and vault taxes, water frontage charges and sewer taxes, rents and charges provided that the same shall be apportioned as provided in this Agreement;

               (g) all violations of laws, ordinances, codes, orders, restrictions, requirements or regulations of any Governmental Authority applicable to any Property whether or not noted in the records of or issued by, any Governmental Authority, existing on the Closing

Date; "Governmental Authority" means any agency, instrumentality, department, commission, court, tribunal or board of any government, whether foreign or domestic and whether national, federal, state, provincial or local;

               (h) such matters as the Title Company (as hereinafter defined) shall be willing, without special premium to Purchaser, with respect to the title insurance policies issued by the Title Company to Purchaser and any lender with respect to an applicable Property on the Closing Date (collectively, the "Title Insurance Policies"), to omit as exceptions to coverage or, with respect to Title Insurance Policies issued to Purchaser only, except with insurance against collection out of or enforcement against the applicable Property;

               (i) variations between the tax lot lines and the legal description of the Properties set forth on Schedules A-1 et seq. attached hereto;

               (j) all present and future laws, ordinances, codes, orders, restrictions, requirements and regulations, including, without limitation, zoning, building and environmental laws, ordinances, codes, restrictions, requirements and regulations, of all Governmental Authorities having or asserting jurisdiction over the Property and the use thereof;

               (k) so long as the Title Company shall omit the same from the Title Insurance Policies, any financing statements, chattel mortgages, conditional bills of sale or other form of security interest against personalty, encumbering personalty not owned by Sellers or filed more than five
(5) years prior to the Closing Date;

               (l)     in addition to those Permitted Encumbrances described in
Section 3(d) above, all other utility company rights, easements and franchises to maintain and operate lines, poles, wires, cables, pipes, distribution boxes and other fixtures and facilities in, over, under and upon the Premises;

               (m) in addition to the state of facts described in Subsection (a) of this Section 3, all other projections and/or encroachments of retaining walls, steps, fences or similar projections of objects on, under or above any adjoining streets of the Premises (or any property adjoining the Premises), or within any set-back areas, and encroachments of similar elements projecting from adjoining property over the Premises and variations between the lines of record title and fences, retaining walls, hedges, and the like;

               (n)     in addition to those Permitted Encumbrances described in
Section 3(d) above, all other covenants, conditions, restrictions, easements, reservations and agreements of record, provided same are not violated by the existing structures or the present uses; and

               (o) subject to Section 4(a), all other liens affecting the Property except for the following (collectively, the "Seller Title Exceptions"):

                       (i) liens arising from any of the shareholder lawsuits described in Section 22 hereof;

                       (ii) liens arising from claims by any broker for a commission, fee or other compensation in connection with this transaction if the same arose by, through or on account of any alleged act of a Seller or any Seller's representatives (other than Radiant Partners LLC ("Radiant"));

                       (iii) liens arising from any affirmative action or omission by a Seller which (A) pertains to a Property or any other asset which is the subject of the Asset Management Agreement (as hereinafter defined), and
(B) was undertaken without the actual knowledge of Radiant;

                       (iv) liens arising from any action by a Seller which do not pertain to the Sale Assets;

                       (v) liens arising from the use, ownership and management of a Property which Seller, pursuant to Section 4(c), Section 6A(f) and Section 6A(l) hereof, shall be responsible to pay for; and

                       (vi) any fines, judgments and/or penalties payable in conjunction with any violations noted in the records of any Governmental Authority against a Property prior to the Proration Date.

           (p) Notwithstanding anything in Section 3(a) above to the contrary, in the event that any Survey for a Property brought down to date after the date hereof ("New Survey"), discloses a state of facts in which the Title Company will not issue a Title Policy (both terms as defined below) for such Property with an appropriate survey endorsement thereto, Purchaser may either (i) elect to accept said Seller's Property subject to such New Survey, without abatement of the Purchase Price, or (ii) elect not to accept said Seller's Property, in which event the Purchase Price pursuant to Section 2(a) hereof shall be reduced by the portion of the Purchase Price that is allocated to such Property pursuant to Schedule B-1 and the Cash Balance shall be reduced by the portion of the Cash Balance allocated to such Property pursuant to Schedule B-2.


           4.  Title Insurance.

               (a) Purchaser acknowledges that it has previously received the title reports set forth on Schedule G-1 (individually, a "Title Report" and collectively the "Title Reports"). Based on Purchaser's review of the Title Reports, as of the date hereof, and their acceptance of same, there are no Title Objections (as hereinafter defined) set forth therein which do not constitute Permitted Encumbrances other than as set forth on Schedule G-2 attached hereto. Purchaser shall at its own cost and expense, order updates of each Title Report from First American Title Insurance Company (the "Title Company") and shall instruct the Title Company to furnish a copy of each such updated Title Report (individually and collectively, the "Commitment") to Seller's attorneys, Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, Attn: Peter A. Miller, Esq., simultaneously with its delivery of same to Purchaser or its attorneys. Notwithstanding anything to the contrary contained herein, if any Seller is unable to eliminate any exceptions to title which are not Permitted Encumbrances or which the Title Company refuses to omit from the Commitment ("Title Objections") by the Closing Date, Sellers may, in accordance with the provisions of Section 5 hereof, adjourn the Closing, from time to time, in order to attempt to eliminate such Title Objections. No Seller shall be required to bring any action or institute any proceeding, or to otherwise incur any costs or expenses in order to attempt to eliminate any Title Objections or to otherwise cause title to its Property to be in accordance with the terms of this Agreement on the Closing Date, except as otherwise set forth in Subsection 4(c) hereof. If, pursuant to the terms of this Agreement, any Seller does not elect or is unable to eliminate any such other Title Objections, then, subject to the provisions of Subsections 4(b) and 4(c) hereof, Purchaser may, by notice given to Sellers by the date which is the earlier of the Closing Date or thirty (30) days after the applicable Seller shall have delivered a notice to Purchaser stating that it will not eliminate such other Title Objections, either (i) elect to accept said Seller's Property subject to such other Title Objections, without any abatement of the Purchase Price, or (ii) elect not to accept said Seller's Property, in which event the Purchase Price pursuant to Section 2(a) hereof shall be reduced by the portion of the Purchase Price that is allocated to such Property pursuant to Schedule B-1 and the Cash Balance shall be reduced by the portion of the Cash Balance allocated to such property pursuant to Schedule B-2 and Sellers shall be required to reimburse Purchaser for certain expenses in accordance with the provisions of Section 16(d) hereof.

               (b) If on the Closing Date there are any liens or encumbrances which a Seller is obligated to satisfy under this Agreement or shall otherwise elect to satisfy, said Seller may use any part of the Cash Balance portion of the Purchase Price allocated to its Property or Properties to discharge the same, either by payment or by procuring a bond satisfactory to the Title Company.

               (c) If, at the Closing, any Property is subject to a Seller Title Exception in a liquidated amount that may be satisfied by the payment of money only, Purchaser shall bond such Seller Title Exceptions up to an aggregate of $5,000,000, in which case, such Seller Title Exceptions shall not be deemed to constitute a Title Objection provided that the Title Company shall omit the same from the applicable Title Insurance Policy, and provided further that the Seller that shall be the owner of the Property affected by such Seller Title Exception shall continue to remain liable for such Seller Title Exception(s). The disposition of a Seller Title Exception shall require the consent of the Title Company, Purchaser and the affected Seller. Notwithstanding the foregoing, Purchaser may, without Seller's consent, dispose of a Seller Title Exception provided such Seller is fully and unconditionally released from all liability thereunder at no expense or cost whatsoever to such Seller and a Seller shall have the right to dispose of a Seller Title Exception without Purchasers' consent, provided that settlement of such Seller Title Exception shall (i) result in the release of the bond posted by Purchaser respecting the Seller Title Exception, as described above, or (ii) if such bond shall continue to secure other obligations, the settlement of such Seller Title Exception shall not result in a draw down of the bond posted by Purchaser, and if such bond shall not continue to secure other obligations, the bond shall be released to Purchaser, or (iii) Seller shall deposit with Purchaser the amount of money required for the settlement of such Seller Title Exception prior to entering into such settlement thereof. Purchaser, to the extent of the funds that a Seller shall so deliver to Purchaser, shall, at the direction of such Seller, make a settlement directly to the party with whom such settlement shall be reached. In the event that all Seller Title Exceptions, which may be satisfied by the payment of money only, exceed $5,000,000, in the aggregate, Sellers may (i) provide one or more bonds in excess of the bonds to be provided by Purchaser, as described immediately above, so that the Title Company shall omit the same from the applicable Title Insurance Policy or (ii) elect to terminate this Agreement, in which event Purchaser shall be entitled to a return of, and Sellers shall promptly cause the Deposit to be delivered to Purchaser. Upon such return and delivery, this Agreement shall terminate and no party to this Agreement shall have any further obligations hereunder other than those arising under Sections 10, 16(d) and 23 hereof. Notwithstanding anything in this Subsection 4(c) to the contrary, if Sellers pursuant to the terms of the immediately preceding sentence, shall elect to terminate this Agreement, Purchaser shall have the right, to be exercised within five (5) days after Purchaser's receipt of Sellers' election to terminate this Agreement pursuant to this Section 4(c), to render Sellers' termination notice null and void, in which case, the Closing shall occur hereunder (x) without any reduction of the Purchase Price on account of the aggregate amount of the Seller Title Exceptions being greater than $5,000,000; provided that FUR and/or Sellers that shall be the owners of the Property(ies) affected by such Seller Title Exceptions shall continue to be liable for such Seller Title Exception; provided, however, FUR and/or Sellers shall not have any liability to Purchaser to the extent that the amount of the Seller Title Exceptions shall be greater than $5,000,000 in the aggregate or (y) to remove the subject Property from the transaction pursuant to the provisions of Section 4(a)(ii). If

Purchaser shall elect to terminate this Agreement pursuant to the terms of this
Section 4(c) and such termination shall not have been rendered null and void pursuant to the preceding sentence, Seller shall be required to reimburse Purchaser for certain expenses in accordance with the provisions of Section 16(d) hereof. In addition, if a Property is subject to a lien which was filed against a Property with the consent of the respective Seller or arising out of an affirmative act of Seller (each a "Consensual Lien") and such Consensual Lien is in a liquidated amount that may be satisfied by the payment of money only, then the applicable Seller shall (i) be obligated to discharge the same by payment or bonding and (ii) shall cause the Title Company to omit the same from the applicable Title Policy, without regard to the provisions of this
Section 4(c) relating to Purchaser's obligation to bond any Sellers Title Exceptions up to an aggregate of $5,000,000.

               (d) If the Report discloses judgments, bankruptcies or other returns against other persons having names the same as, or similar to, that of a Seller, said Seller shall, if requested, deliver to the Title Company affidavits showing that such judgments, bankruptcies or other returns are not against such Seller in order to induce the Title Company to omit exceptions with respect to such judgments, bankruptcies or other returns or to insure over the same.

           5. Closing Date. (a) Subject to the satisfaction of all of the Conditions to Closing, as set forth in Section 20 hereof, the closing of title (the "Closing") shall take place at 10:00 A.M. on the earlier to occur of (A) the second (2nd ) business day after FUR shall notify the Purchaser that it has received the Shareholder Ratification (as hereinafter defined in Section 16(a) hereof) and (B) December 29, 2000. The Closing shall occur at the office of the Escrowee, 180 Maiden Lane, New York, New York or at the offices of Purchaser's lender or its attorneys. Except as hereinafter set forth, TIME SHALL BE OF THE ESSENCE, with respect to

Purchaser's and Sellers' obligation to close hereunder as of December 29, 2000. Notwithstanding the foregoing, if the closing of the sale of the Huntington Garage shall have occurred prior to December 29, 2000, Purchaser shall have the right to adjourn the Closing, at any time and from time to time to a date no later than the earlier of (i) forty five (45) days after the date that FUR shall notify Purchaser that it has received the Shareholder Ratification and
(ii) January 31, 2001. TIME SHALL BE OF THE ESSENCE, with respect to Purchaser's obligation to close hereunder as of such date or if Sellers, in accordance with the terms of this Section 5(a) shall have adjourned the Closing, as of the date that the Closing shall have been adjourned to by Sellers. Solely in the event that FUR has not held a shareholders meeting to obtain the Shareholder Ratification, Sellers, subject to Section 5(b) below, shall have the right to adjourn the Closing, from time to time, to any date prior to April 30, 2001; provided that if Sellers shall have the right and shall desire to adjourn the Closing to a date after December 29, 2000 and such proposed adjourned date shall be later of (i) the last date that any lender providing mezzanine financing to Purchaser or any lender agreeing to provide mortgage financing for a Property shall be obligated to close its respective loan, or (ii) as to any Mortgage where the holder of such Mortgage has consented to Purchaser's assumption of such Mortgage, the last date that such holder's consent to such assignment shall be effective, each such lender shall agree to extend its outside closing date. Notwithstanding the provisions of this Section 5(a) to the contrary, if Sellers shall have the right and shall desire to adjourn the Closing to a date later than December 29, 2000, Purchaser shall have the right, by notice to Sellers, to elect to terminate this Agreement, on December 29, 2000 or February 28, 2001 (provided that the Reasonable Expense Cap shall not be further increased pursuant to Section 16(b) for any adjournment of the Closing by Sellers past the date that Purchaser shall so elect to terminate) in which case, Purchaser shall be entitled to a return of the

Deposit and Sellers shall reimburse Purchaser for certain expenses in accordance with the provisions of Section 16(d) hereof.

           (b) If Sellers shall have the right and shall desire to adjourn the Closing to a date later than December 29, 2000 and any of Purchaser's prospective lenders or the holders of any existing Mortgages shall require that Purchaser pay a fee as a condition to granting its consent to extend its outside closing date and Purchaser, pursuant to Section 5(a) shall not have elected to terminate this Agreement, Sellers, in their sole and absolute discretion, shall have the right to determine whether Purchaser shall pay such extension fees. If Sellers shall elect that Purchaser pay all extension fees
(i) Sellers shall be required to pay, at such time, a portion of such extension fee to the lender providing the mezzanine financing to Purchaser in the aggregate amount of 50% of the first $300,000 of extension fees that Purchaser shall, from time to time, be required to pay to such lender in order to extend the outside date, from time to time, and 85% of any extension fees that Purchaser shall be required to pay to such lender, from time to time, in excess of $300,000 and (ii) Sellers shall be required to pay, at such time, a portion of such extension fees to the lender providing mortgage financing to Purchaser or consenting to an assumption of a Mortgage in the aggregate amount of 50% of the first $300,000 of extension fees that Purchaser shall, from time to time, be required to pay in the aggregate, to such lenders that shall be providing mortgage financing in order to extend the outside date from time to time and 85% of any extension fees that Purchaser shall be required to pay to such lenders, from time to time, in excess of $300,000. Purchaser shall be required to pay the balance of all such extension fees. If a lender shall state that it will not extend its outside date or if Sellers shall advise Purchaser, in writing, that Sellers do not elect that Purchaser pay to a lender the extension fee that such lender is requiring that Purchaser pay, Sellers shall have the right, to provide (or to cause another party to provide) to Purchaser at the Closing, financing on the same or better terms than those terms that such lender was otherwise prepared to provide to Purchaser, including any origination and/or termination fees. Further, if Sellers shall elect to provide (or cause another party to provide) to Purchaser such financing, as set forth in the immediately preceding sentence, in such case, such Sellers shall then pay any and all break-up fees required by such lenders which break-up fees shall be credited against Reasonable Expenses, if any, for which Sellers are obligated to reimburse Purchaser in accordance with the provisions of Section 16 hereof.

           (c) If a lender shall not extend its outside date or if Sellers shall not elect to pay the fees for such extension, if any, and Sellers shall not have elected to provide Purchaser with the financing that such lender would otherwise have provided to Purchaser, in such case, TIME SHALL BE OF THE ESSENCE, with respect to Sellers' obligation to close hereunder as of December 29, 2000 or, if Purchaser, in accordance with the terms of Section 5(a) shall have adjourned the Closing, as of the date that the closing shall have been adjourned to by Purchaser. If Sellers shall fail to close hereunder as of such date as to which TIME SHALL BE OF THE ESSENCE as to Sellers' obligation to close hereunder because FUR has not held a shareholders meeting to obtain the Shareholder Ratification, this Agreement shall terminate (provided Sellers obligations under Section 24(b) shall continue until such termination) and Sellers shall be required to reimburse Purchaser in accordance with the provisions of Section 16(b) hereof.

           (d) If the Purchase Price shall not be received by Sellers by 5:00 p.m. (New York time) on the Closing Date (as defined below), the Closing Date for purposes of this Agreement, shall be deemed to have occurred on the next succeeding business day. If requested by Purchaser, Sellers shall endeavor to "pre-close" this transaction on one or more business days preceding the Closing. Upon payment of the balance of the Purchase Price by Purchaser, in the manner provided in Section 2 hereof, Sellers and Purchaser shall contemporaneously therewith deliver to each other the documents referred to in Section 14 hereof. The date on which the Closing shall take place is hereinafter referred to as the "Closing Date".

           6.  Apportionments.

               A. For purposes of this Agreement, the "Proration Date" shall be May 31, 2000, as of 11:59 p.m. on such date, so that Purchaser shall be treated, for purposes of this Section 6A, as if Purchaser was the owner of each Property and was entitled to any revenues and was responsible for any expenses from and after June 1, 2000 (other than as provided in Subsection 6A(l) hereof). Any apportionments and prorations which are not expressly provided for below shall be made in accordance with the customs of the respective municipalities or counties, as applicable, in which the respective Properties are located. Purchaser and Sellers shall prepare a schedule of adjustments for each Premises ("Schedule of Adjustments") prior to the Closing Date. Such adjustments, if and to the extent known as of the Closing, shall be paid at Closing by Purchaser to each Seller for whom the prorations for its Property or Properties result in a net credit to said Seller or by a Seller to Purchaser if the prorations for its Property or Properties result in a net credit to Purchaser, by increasing or reducing, as the case may be, the amount of the portion of the Cash Balance to be paid by Purchaser at the Closing to each Seller. Any such adjustments not capable of being determined as of the Closing shall be paid by Purchaser to the applicable Sellers, or by the applicable Sellers to Purchaser, as the case may be, in cash as soon as practicable following the Closing. Any apportionment or proration errors made at the Closing are subject to correction if written notice thereof is given within one hundred eighty (180) days after the Closing. Purchaser and Sellers shall each act promptly and reasonably in connection with determining the prorations under this Section 6. This
Section 6 shall survive the Closing.

               (a) (i) Interest on each Mortgage (whether or not such Mortgage shall be assumed by Purchaser at Closing) shall be prorated on an accrual basis. All interest payable under the Mortgages accruing and not paid prior to the Proration Date shall be the obligation of Sellers, and Purchaser shall be credited with an amount equal to such accrued and unpaid interest. Purchaser shall be responsible for all interest payable under the Mortgages and accruing after the Proration Date;

                       (ii) If, at Closing, a Mortgage shall be assumed by Purchaser, Purchaser shall pay to Sellers at Closing the amount of monies that were in the tax and insurance reserve account and/or tenant collections/lockbox account held by the holder of such Mortgage as of the Proration Date, which accounts were, as of the Proration Date, in the approximate aggregate amount of $1,311,097, as more particularly set forth on Schedule H attached hereto. (Hereinafter the tax and insurance reserve account and tenant collections/lockbox account shall be referred to collectively as the "tax and insurance reserve account"). In the event that a Mortgage shall not be assumed by Purchaser at Closing, Seller shall be entitled to receive all monies in such tax and insurance reserve account that shall be released by the holder of such Mortgage, provided that in the event that the amount any such tax and insurance reserve that is released to Sellers shall be greater than the amount of the balance of such tax and insurance reserve account as of the Proration Date, the amount of such excess shall be credited against the Cash Balance due from Purchaser at Closing and if the amount of any such tax and insurance reserve released to Sellers shall be less than the amount of the balance of such tax and insurances reserve account as of the Proration Date, the amount of the Cash Balance due from Purchaser at

Closing shall be increased by the amount of such difference. Sellers and Purchaser shall, from time to time, update Schedule H to reflect new information as it is available.

                       (iii) Except as otherwise set forth in Subsection 6A(a)(ii) above and Subsection 6A(a)(iv) below, Purchaser shall be entitled to all monies held in any operating reserve account, ground rent reserve account, and any other reserves, escrows or escrow deposits (collectively, the "Other Escrows") made with, or held by, each holder of a Mortgage, as of March 31, 2000 (which balance of such Other Escrows, as of March 31, 2000, was in the approximate amount of $1,000,000 in the aggregate, as more particularly set forth on Schedule I attached hereto) whether or not the respective Mortgage shall be assumed by Purchaser at the Closing. Accordingly, if a Mortgage shall be assumed by Purchaser and the amount of monies held in the Other Escrows as of the Closing Date is less than the amount of monies that was held in the Other Escrows as of March 31, 2000, Purchaser shall be entitled to a credit against the Cash Balance due at Closing in the amount of such difference and if the amount of the Other Escrows as of the Proration Date shall be greater than the amount of the Other Escrows as of March 31, 2000, Sellers shall be entitled to a credit against the Cash Balance due at Closing in the amount of such excess. Further, if a Mortgage shall not be assumed by Purchaser at the Closing, each Seller shall be entitled to retain the monies in the Other Escrows which are released to such Seller by the holder of the respective Mortgage and Purchaser shall be entitled to a credit against the Cash Balance due at Closing in the amount of the Other Escrows held by the holder of such Mortgage as of March 31, 2000 and in the event that the amount of the Other Escrows released to a Seller in accordance with the terms of the immediately preceding sentence shall be greater than the amount of the Other Escrows as of the Proration Date, the amount of such excess shall also be credited against the Cash Balance due at Closing. Sellers and Purchaser shall, from time to time, update Schedule I to reflect new information as it is available.

                       (iv) Purchaser shall be entitled to all monies held in any capital expenditure reserve ("Capital Expenditures Escrow") made with or held by, each holder of a Mortgage, as of March 31, 2000 (which Capital Expenditures Escrow were in the approximate amount $2,541,620.75, as of March 31, 2000 in the aggregate, as more particularly set forth on Schedule J attached hereto), whether or not the respective Mortgage shall be assumed by Purchaser at the Closing. Accordingly, if a Mortgage shall be assumed by Purchaser and the amount of monies held in the Capital Expenditures Escrow is less than the amount of monies that was held in such Capital Expenditures Escrow as of March 31, 2000, Purchaser shall be entitled to a credit against the Cash Balance due at Closing in the amount of such difference and if the amount of the Capital Expenditures Escrow as of the Proration Date shall be greater than the amount of the Capital Expenditures Escrow as of March 31, 2000, Sellers shall be entitled to a credit against the Cash Balance due at Closing in the amount of such excess. Further, if a Mortgage shall not be assumed by Purchaser at the Closing, the Seller of the Property that was encumbered by such Mortgage shall be entitled to retain the monies in the Capital Expenditures Escrow which are released to such Seller by the holder of the such Mortgage, but, in such case, Purchaser shall be entitled to a credit against the Cash Balance due at Closing in the amount of the Capital Expenditures Escrow as of March 31, 2000 and, in the event that the amount of the Capital Expenditures Escrow released to a Seller in accordance with the terms of the immediately preceding sentence shall be greater than the amount of the Capital Expenditures Escrow as of the Proration Date, the amount of such excess shall also be credited against the Cash Balance due at

Closing. Sellers and Purchaser shall from time to time, update Schedule J to reflect new information as it is available.

                       (v) Upon the purchase of Madison and Wells Garage by First Union Madison, an escrow in the approximate amount of $600,000 ("Madison Escrow") was established to secure the obligation of the prior owner of Madison and Wells Garage to pay for any increase in real estate taxes which are assessed for the period prior to the sale of such Property. Prior to the Closing, First Union Madison shall be entitled to use the Madison Escrow for the purposes for which it was intended and to draw upon funds in the Madison Escrow to accomplish same. At the Closing, First Union Madison shall assign to Purchaser, all of First Union Madison's rights and obligations under the Madison Escrow, if permitted by the terms of the Madison Escrow, or, if First Union Madison shall not be permitted to make such assignment by the terms of the Madison Escrow, First Union Madison shall return all remaining funds in the Madison Escrow to the prior owner of Madison and Wells Garage.

               (b) Rentals. "Rental" or "Rentals" as used herein includes fixed monthly rentals, additional rentals, percentage rentals, escalation rentals, retroactive rentals, operating cost pass-throughs, parking charges, utility charges, common area maintenance or management charges, administrative charges, and other sums and charges payable by Tenants (as hereinafter defined) under the Leases (all tenants, licensees, occupants and such other parties occupying space pursuant to a Lease shall herein be referred to individually as a "Tenant" or collectively as the "Tenants"). Subject to the provisions of Subsections 6(c) and 6(d) hereof, Rentals shall be prorated at the Closing. Sellers shall be entitled to all Rentals accruing on or prior to the Proration Date and Purchaser shall be entitled to all Rentals accruing after the Proration Date. Purchaser shall not be entitled to any credit or adjustment for any free rent or abated rent accruing after the Proration Date.

               (c) Delinquent Rentals. Fixed monthly rentals are delinquent when payment thereof is due on or prior to the Proration Date but has not been made by the Proration Date (any such fixed monthly rentals that shall not be paid prior to the Proration Date being "Delinquent Rentals"). Delinquent Rentals shall be prorated between Purchaser and each Seller as of the Proration Date but shall not be paid or credited until they are actually collected by Purchaser or a Seller, as the case may be. Any fixed monthly rentals collected by Purchaser or a Seller, as the case may be, after the Proration Date less any costs of collection (including reasonable attorneys fees) reasonably allocable thereto shall be applied first to Delinquent Rentals, if any, and paid to the applicable Seller promptly upon receipt thereof in the amount of such Delinquent Rentals, then to fixed monthly rentals that shall accrue after the Proration Date and paid to Purchaser (but only at or after the Closing). Notwithstanding the foregoing, if a Tenant shall be disputing the amount of the Delinquent Rentals that such Tenant shall owe to the applicable Seller, in such case, prior to the resolution of such dispute, such Seller, to the extent of such disputed Delinquent Rentals, shall not be entitled to receive payment of such Delinquent Rentals. Following the resolution of any dispute with a Tenant regarding the amount of Delinquent Rentals that such Tenant shall owe to the applicable Tenant, Purchaser shall pay to the applicable Seller, an amount equal to the lesser of (i) the amount of Delinquent Rentals that it is ultimately determined that such Tenant shall owe to the applicable Seller and (ii) the amount of payments of fixed monthly rentals that Purchaser shall have received pursuant to this Section 6(c). Sellers shall have the right to settle and/or compromise any dispute with a Tenant regarding any disputed Delinquent Rentals and in no event shall Purchaser have the right to settle and/or compromise any such dispute. Purchaser shall use reasonable efforts to collect Delinquent Rentals but shall have no obligation to commence a legal proceeding to collect such sums. Each Seller retains the right after the Closing to bring an action for damages against tenants for the recovery of Delinquent Rentals, provided, however, in no event shall any such action involve the termination of such tenant's Lease or the eviction of such tenant. The parties confirm that all amounts due and payable in respect of Leases which have expired or otherwise terminated prior to the Proration Date shall be the sole property of the applicable Seller and, notwithstanding anything to the contrary contained herein, such Seller may take such actions as it desires to collect such amounts. Notwithstanding the provisions of this Subsection 6(c) to the contrary, any amount collected by any Seller applicable to the period of time prior to the Proration Date in connection with any such action shall be retained by said Seller. Each Seller and Purchaser shall from time to time for a period of one (1) year following the Closing, and upon request of the other party, provide the requesting party with reasonably detailed information regarding the status of such party's collection of Delinquent Rentals.

               (d) Operating Cost Pass-Throughs, Etc. Operating cost pass-throughs, utility charges, common area maintenance charges, administrative charges, percentage rentals, additional rentals and other retroactive rental escalations, sums or charges payable by Tenants which accrue as of the Proration Date but are not then due and payable or collected ("Pass-Throughs"), shall be prorated as of the Proration Date; provided, however, no payment or credit thereof shall be made to the applicable Seller unless and until Purchaser and/or Seller collects same from the Tenants. All such amounts payable by Tenants for the period accruing prior to the Proration Date shall belong to the applicable Seller and all such amounts payable by Tenants for the period accruing after the Proration Date shall belong to Purchaser. Any Pass-Throughs collected by Purchaser or a Seller, as the case may be, after the Proration Date (less any costs of collection, including reasonable attorneys fees reasonably allocable thereto) shall be applied (i) first, if a Tenant making a payment shall designate the receivable against which such payment shall be applied, in accordance with such Tenant's written direction, and (ii) second, against such fiscal or calendar period for which the Pass-Throughs pertain and in which the Proration Date shall occur, it being agreed that the Pass-Throughs shall be allocated between Seller and Purchaser based upon the portion of such fiscal or calendar period that shall occur prior to the Proration Date and the portion of such fiscal or calendar period that shall occur after the Proration Date, (iii) third, to the period that occurs after the period described in clause (ii) above and (iv) fourth, to the period that occurs prior to the period described in clause (ii) above.

               (e) Taxes. Real estate taxes (including business improvement district charges) on a Property (excluding taxes paid directly to the taxing authority by Tenants or parties to a reciprocal easement agreement) shall be prorated based on the actual current tax bill. If such tax bill has not yet been received by the Closing Date, then Purchaser and each Seller shall estimate the real estate taxes based upon Purchaser's and such Seller's good faith estimate of the change in the amount of the previous year's tax bill and Purchaser and Seller shall after the Closing re-prorate the real estate taxes as soon as the actual current tax bill is available. All amounts payable for real estate taxes accruing through the Proration Date shall be the obligation of the applicable Seller and all amounts payable for real estate taxes accruing after the Proration Date shall be the obligation of Purchaser. If, after the Closing Date, any additional or supplemental real estate taxes are assessed against a Property by reason of back assessments, corrections to previous tax bills or other events occurring prior to the Proration Date, Purchaser and the applicable Seller shall re-prorate the real estate taxes following the Closing. Any delinquent taxes on a Property shall be paid at the Closing from funds accruing to the applicable Seller.

               (f) Operating Expenses. All utility service charges and fees for sewer, water, electricity, heat and air conditioning service, other utilities, fuel oil, elevator maintenance, taxes other than real estate taxes such as rental taxes, reciprocal easement agreement charges and fees, management fees (except that only two-thirds of the amount of management fees payable to Radiant Partners LLC shall be used for proration purposes), insurance, other ordinary and customary expenses incurred by a Seller in operating its Property that said Seller reasonably and customarily pays, and all other costs incurred in the ordinary course of business of such Seller in connection with the operation of its Property, shall be prorated on an accrual basis. The applicable Seller shall be responsible for all such expenses that accrue through the Proration Date and Purchaser shall be responsible for all such expenses which are payable or accrue after the Proration Date. Such Seller shall be credited with an amount equal to any prepaid expenses which relate to the period after the Proration Date and Purchaser shall be credited with an amount equal to any unpaid expenses which relate to the period prior to the Proration Date, but only if such expenses shall have been paid for by Sellers after the Proration Date and prior to the Closing Date. Operating expenses that have been paid directly by a tenant shall not be prorated.

               (g) Tenant Deposits. Purchaser shall be credited with and the applicable Seller shall be debited with the sum of all Tenant security deposits (and any interest due to Tenants thereon) required to be held by Sellers pursuant to the terms of the respective Leases, as more specifically set forth on Schedule K attached hereto; provided, however, Sellers shall be entitled to retain any administrative fees allowed by law that shall have accrued on such

Tenant security deposits as of the Proration Date. Sellers and Purchaser shall, from time to time, update Schedule K to reflect new information as it is available.

               (h) Ground Leases. Rents and other charges due to the landlords under the Ground Leases shall be prorated as of the Proration Date. In addition, the Sellers shall receive a credit against the Purchase Price for any security deposit (and any interest due thereon) deposited by Sellers with the landlords under the Ground Leases.

               (i) License and Permit Fees. Periodically recurring governmental fees for transferable Licenses issued in respect of any Premises for the use of any part thereof, if assignable and to the extent assigned, shall be prorated between Purchaser and the applicable Seller as of the Proration Date on an accrual basis. Said Seller shall be responsible for all amounts due thereunder which accrue through the Proration Date and Purchaser shall be responsible for all amounts which accrue after the Proration Date.

               (j) Club Associates Note Interest. Interest due or paid, as the case may be, under the Club Associates Note shall be prorated as of the Proration Date.

               (k) Pecanland Mall Adjacent Land Credit; Huntington Garage Credit. Purchaser shall be entitled to a credit in the amount of $531,227 arising out of the sale of the Schedule A-6-1 Parcel which occurred prior to the date hereof. In addition, if applicable, Purchaser, at the Closing, shall be entitled to the Pecanland Mall Adjacent Land Credit and the Huntington Garage Credit.

               (l) Capital Expenditures. If (i) any Seller, prior to the Proration Date, shall have paid for any Capital Expenditures that shall have been committed to after May 9, 2000, such Seller shall be entitled to a credit in the aggregate amount of such payments, (ii) any Seller at any time after the Proration Date, shall have paid for any Capital Expenditures that shall have been committed to by any Seller prior to May 9, 2000, Purchaser shall be entitled to a credit at Closing in the aggregate amount of such payments, (iii) any Capital Expenditures for the Properties committed to by each Seller and/or any of their respective agents and/or authorized representatives prior to May 9, 2000 shall not have been performed by a Seller prior to the Closing Date, Purchaser shall be entitled to a credit at Closing in the amount of the value of such Capital Expenditures that shall not have been performed and (iv) if any Capital Expenditures of the nature described in clauses (2) and (3) of the definition of Capital Expenditures which were committed to prior to May 9, 2000 shall remain unpaid as of the Proration Date, Purchaser shall be entitled to a credit in an amount equal to the aggregate amount of such unpaid Capital Expenditures but only if such unpaid Capital Expenditures shall have been paid for by Sellers after the Proration Date and prior to the Closing Date.

               (m) Other Accounts. Purchaser shall be entitled to a credit at Closing in an amount of $2,513,517 ("Richmond Fund") plus all interest earned thereon, less all hard and soft costs of construction that shall have been paid or shall be payable as of the Closing Date in connection with certain improvements to be made or being made to the 5th and Marshall Garage. Notwithstanding anything herein to the contrary, the improvements to the 5th and Marshall Garage shall not be considered a Capital Expenditure pursuant to Subsection 6A(l) above.

               (n) Other. Any other customary adjustments made in connection with the sale of properties similar in type to the applicable Property shall be prorated between Purchaser and each Seller as of the Proration Date.

               B.      (a)    Supplementing the provisions  of Section 6A
above, as to any Property, if the aggregate amount of Purchaser Revenue (as hereinafter defined) that Seller shall receive after the Proration Date shall be greater than the amount of Purchaser Expenses (as hereinafter defined) that such Seller shall have incurred and/or paid for after the Proration Date, the Purchase Price for such Property shall be decreased by the amount of such excess. In the alternative, as to any Property, if the aggregate amount of the Purchaser Revenue that Seller shall receive after the Proration Date shall be less than the amount of Purchaser Expenses that Seller shall have incurred and/or paid for after the Proration Date, the Purchase Price for such Property shall be increased by the amount such Purchaser Expenses exceed Purchaser Revenue.

               (b) For purposes of this Agreement, the term "Purchaser Revenue" shall mean all revenues that a Seller shall receive from the operation of a Property after the Proration Date which Purchaser, pursuant to the provisions of Section 6A above, shall be entitled to receive and the term "Purchaser Expenses" shall mean all expenses arising from the use, operation and management of a Property, including Capital Expenditures, which a Seller shall have incurred (whether or not payment shall have been made) from and after the Proration Date (or in the case of Capital Expenditures, including, without limitation, tenant improvement expenses from and after May 9, 2000).

           7. Assessments. If, on the Proration Date, the Premises or any part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in annual installments, and the first installment is then a charge or lien or has been paid, then for the purposes of this Agreement all the unpaid installments shall be deemed to be due and payable and to be a lien upon the Premises and shall be paid and discharged by the applicable Seller as of the Closing Date.

           8.  Condition of the Sale Assets.

               (a) Sellers will permit Purchaser, for itself or on behalf of, or in conjunction with its prospective lenders or equity investors and each of their respective agents and representatives, the right to inspect the Buildings and review the books, records and Property files of the Sellers and to conduct or cause to be conducted such tests, evaluations and assessments of the Property as may be necessary, appropriate or desirable in connection with the acquisition of the Properties, provided, however, that all such inspections, tests, evaluations and assessments (collectively, "Inspection Activities") shall hereafter be subject to the following conditions:

                              (i) No Inspection Activity which involves boring, digging, drilling or other physical intrusion of the Property shall be conducted without the prior written consent of the Sellers, which consent shall not be unreasonably withheld or delayed.

                              (ii)    Purchaser shall promptly restore the
               Property, at Purchaser's sole cost and expense, to the state and condition it was in prior to being disturbed or damaged by any Inspection Activity.

                              (iii) Any Inspection Activity conducted with respect to a Building shall not be unreasonably intrusive and shall not have any adverse effect on the structural integrity of the building.

                              (iv) No Inspection Activity shall be conducted inside the space demised to any Tenant or otherwise in any manner that would interfere with the business or operations conducted by any Tenant.

                              (v)     Purchaser shall indemnify and hold
               harmless the Sellers and their respective members, trustees, directors, officers, employees and agents from and against any and all liability, claims, losses, damages, injuries to persons or to property and expenses (including, without limitation, reasonable legal fees and disbursements) suffered by the Sellers or their respective members, trustees, directors, offices, employees or agents by reason of or resulting from the Inspection Activities.

                              (vi)    All Inspection Activities shall be
               conducted in compliance with all applicable federal, state and local laws, rules, regulations, ordinances, orders and permits.

                              (vii)   With respect to any inspections that
               Purchaser shall perform after the date hereof, Purchaser and/or its contractors shall procure the following insurance coverage to cover the risks associated with the Inspection Activities, in the minimum amounts set forth below:

                                      (A)   Workers Compensation Insurance in
                              accordance with statutory requirements and
                              Employer's Liability Insurance with a minimum limit of $500,000 each accident;

                                      (B)   Commercial General Liability
                              Insurance (occurrence form), including premises, contractual liability, products/completed operations, independent contractors and broad form property damage coverage with the following limits of liability: Bodily Injury - $1,000,000 each occurrence; Property Damage - $1,000,000 each occurrence or $2,000,000 combined single limit;

                                      (C)   Comprehensive Automobile Liability
                              Insurance, including coverage for all owned, non-owned and hired automobiles used in the performance of the work with the following minimum limits of liability: Bodily Injury - $1,000,000 each occurrence;

                              Property Damage - $1,000,000 each occurrence or $2,000,000 combined single limit; and

                                      (D)   Environmental/Pollution Liability,
                              including bodily injury and property damage liability associated with the removal and/or disposal of hazardous wastes and/or materials with the following minimum limits of liability:
                              Bodily Injury - $2,000,000 each occurrence;
                              Property Damage - $2,000,000 each occurrence or $4,000,000 combined single limit.

                              All insurance shall provide for thirty (30) days
               written notice prior to cancellation, shall name the applicable Seller as an additional insured, and shall provide that all liability coverage is primary and without the right of contribution from insurance carried by such Seller. Prior to commencing any Inspection Activity at or on a Property, Purchaser shall submit to the applicable Seller a binder of such insurance or certificates thereof with the same force and effect as a binder.

                              (viii) Prior to commencing any environmental Inspection Activity at or on the Property after the date hereof, Purchaser shall provide the applicable Seller at least five (5) business days advance notice of its intent to have such Inspection Activity performed.

                              (ix) Each Seller shall at all times during the course of any Inspection Activities and after their completion have the right to inspect all Inspection Activities of Purchaser and its contractors and their subcontractors at or on the Property. Each Seller shall also have the right to inspect and copy all studies, reports, test results, data and other information and material collected or generated in the course of any Inspection Activities.

                              (x) Notwithstanding the provisions of Section 8(a)(i) hereof, no environmental Inspection Activity other than a Phase I environmental site assessment shall be performed without the prior written consent of the applicable Seller.

                              (xi) The rights granted to Purchaser under this Subsection 8(a) are solely for informational purposes, shall in no event be construed to modify the provisions of Subsection 8(b) hereof nor shall any information obtained through such Inspection Activity be a basis for Purchaser not performing its obligations under this Agreement.

                       (b) Purchaser agrees to accept the Sale Assets in their "as is", "where is" condition on the date hereof, subject to (i) reasonable use, wear, tear and natural deterioration between the date hereof and the Closing Date, and (ii) the provisions of Section 9 hereof. Purchaser
(i) has or will examine, inspect and investigate to the full satisfaction of Purchaser, the physical nature and condition of the Sale Assets, (ii) has or will independently investigate, analyze and appraise the value and profitability of the Sale Assets, and (iii) has reviewed such other documents and materials as Purchaser has deemed advisable. Purchaser acknowledges that, except as specifically set forth in this Agreement, neither Sellers, nor any real estate broker, employee, servant, agent, consultant, accountant, attorney or representative of any Seller has made any representations or warranties whatsoever regarding the subject matter of this Agreement or the transactions contemplated hereby, including without limitation, with respect to the physical nature or condition of the Sale Assets, the revenues generated by or expenses associated with the Sale Assets, zoning laws, building codes, laws and regulations, environmental matters, the violation of any laws, ordinances, rules, regulations or orders of any Governmental Authority, water, sewer or other utilities, rents or other income, expenses applicable to the Sale Assets, capital expenditures, leases, existing or future operations of the Sale Assets or any other matter or thing affecting or related to the Sale Assets or the operation thereof. In executing, delivering and/or performing this Agreement, Purchaser has not relied upon and does not rely upon, and no Seller shall be liable or bound in any manner by, express or implied warranties, guaranties, promises, statements, representations or information pertaining to any of the matters set forth above in this Section 8 or otherwise made or furnished by any Seller or by any real estate broker, employee, servant, agent, consultant, accountant, attorney or any other person representing or purporting to represent any Seller to whomever made or given, directly or indirectly, verbally or in writing, unless such warranties, guaranties, promises, statements, representations or information are expressly and specifically set forth in this Agreement.

               (c) Purchaser waives and releases Sellers from any present or future claims arising from or relating to the presence or alleged presence of any Hazardous Materials (as hereinafter defined) in, on, under or about the Properties, including, without limitation, any claims under (i) any Environmental Laws (as hereinafter defined), (ii) any other federal, state or local law, ordinance, rule or regulation, now or hereafter in effect, that deals with or otherwise in any manner relates to, environmental matters of any kind, (iii) this Agreement, or (iv) the common law. The terms and provisions of this Subsection 8(c) shall survive the Closing. "Environmental Laws" mean all federal, state, local and foreign environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder, including, without limitation laws relating to emissions, discharge, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, solid, toxic or hazardous substances or wastes. As used in this Agreement, the term "Hazardous Materials" includes, without limitation, (i) all substances which are designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. '1251 et seq.; (ii) any element, compound, mixture, solution, or substance which is designated pursuant to Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. '9601 et seq.; (iii) any hazardous waste having the characteristics which are identified under or listed pursuant to Section 3001 of the Resource Conservation and Recovery Act ("RCRA"), '6901 et seq.; (iv) any toxic pollutant listed under Section 307(a) of the FWPCA; (v) any hazardous air pollutant which is listed under Section 112 of the Clean Air Act, 42 U.S.C. '7401 et seq.; (vi) any imminently hazardous chemical substance or mixture with respect to which action has been taken pursuant to Section 7 of the Toxic Substance Control Act, 15 U.S.C. '2601 et seq.; and (vii) petroleum, petroleum products, petroleum by-products, petroleum decomposition by-products, and waste oil; (viii) "hazardous materials" within the meaning of the Hazardous Materials Transportation Act, 49 U.S.C. ' 1802 et seq., (ix) any hazardous substance or material identified or regulated by or under any applicable provisions of the laws of the State in which the applicable Property is located; (x) asbestos or any asbestos containing materials; (xi) any radioactive material or substance;
(xii) all toxic wastes, hazardous wastes and hazardous substances as defined by, used in, controlled by or subject to all implementing regulations adopted and publications promulgated pursuant to the foregoing statutes; and (xiii) any other hazardous or toxic substance or pollutant identified in or regulated under any other applicable federal, state or local laws.

               (d) Notwithstanding anything in this Section 8 to the contrary, in the event any Phase I environmental site assessment performed at a Property recommends that a Phase II environmental site assessment be performed on such Property, and the Seller of such Property notifies Purchaser that such Seller does not consent to the Phase II environmental site assessment being performed thereon, Purchaser must, within five (5) days after receipt of such Seller's notice pursuant to this Section 8(d), elect to either continue with this transaction without any abatement or adjustment to the Purchase Price or not purchase such Property that is the subject of the Phase II environmental assessment. If Purchaser shall elect not to purchase such Property, the Purchase Price pursuant to Section 2(a) hereof shall be reduced by the portion of the Purchase Price that is allocated to such Property pursuant to Schedule B-1 and the Cash Balance shall be reduced by the portion of the Cash Balance that is allocated to such Property pursuant to Schedule B-2. In addition, Sellers shall be required to reimburse Purchaser for certain expenses in accordance with the provisions of Section 16(d) hereof.

           9.  Casualty and Condemnation.

               (a) If, prior to the Closing, all or any portion of a Property is damaged by fire, the elements or any other casualty or is taken by eminent domain or otherwise, then, notwithstanding anything to the contrary implied or provided by law or in equity, Purchaser shall not have the right to terminate this Agreement and (i) the parties shall proceed to the Closing in accordance with this Agreement, (ii) all proceeds or awards received by the applicable Seller, or such Seller's rights to such proceeds or awards, from such taking or casualty (after deducting

Seller's reasonable cost of collecting the same and any reasonable expenses that Seller shall have incurred in repairing or restoring the Property) shall be assigned by said Seller to Purchaser at the Closing, and (iii) the Purchase Price shall be abated to the extent of any deductible. Notwithstanding any provisions in this Section 9 to the contrary, if (1) all or a portion of a Property is damaged by fire, the elements or any other casualty, (2) the amount of such casualty, together with the amount of the casualty, if any, affecting any of the other Properties, shall be greater than $500,000 (the "Casualty Threshold") and (3) such Property is either subject to a mortgage commitment whereby the prospective lender will no longer finance such Property due to the casualty thereon or encumbered by a Mortgage whereby the holder of such Mortgage will no longer permit Purchaser to assume the Mortgage due to the casualty thereon, Sellers shall provide financing to Purchaser in an aggregate amount with respect to all of the Properties that shall be damaged by a fire, the elements or other casualty equal to the lesser of $30,000,000 and the amount by which the aggregate of the mortgage commitments and Mortgages described in clause (3) shall be greater than the Casualty Threshold; provided, however, if the Property described in clause (3) shall be the Pecanland Mall, then Sellers shall provide financing to Purchaser in an aggregate amount with respect to all of the Properties that shall be damaged by a fire, the elements or other casualty equal to the lesser of $46,000,000 and the amount by which the aggregate of the mortgage commitments and Mortgages described in clause (3) shall be greater than the Casualty Threshold. The amount of the PMM Financing to be provided for a Property shall not exceed the amount of Mortgage encumbering the Property at the time of the casualty or the amount of the mortgage commitment that Purchaser shall have received for such Property.
Such financing shall be upon similar terms and conditions of the PMM Financing described in Section 25 hereof with the following exceptions: (a) the maturity date of the PMM

Financing shall be the second anniversary of the Closing Date and (b) the interest rate for the first six (6) months shall be equal to eleven percent (11%) per annum and shall thereafter be equal to twelve percent (12%) per annum.

               (b) In the event Purchaser's equity investors and/or mezzanine lenders will no longer finance such Property due to the casualty thereon, Sellers shall have the right, but not the obligation, to increase the amount of PMM Financing to be provided under Section 9(a) above up to the amount of funding which such equity investor(s) and/or mezzanine lender(s) was to have financed with Purchaser. If Seller shall not elect to provide such additional PMM Financing, Seller shall so notify Purchaser of such fact. Purchaser must, within five (5) days after receipt of Seller's notice pursuant to this Section 9(b), elect either to continue with this transaction without any abatement or adjustment to the Purchase Price or to not purchase such Property that shall be affected by a casualty. If Purchaser shall fail to make the foregoing election within such five (5) day period, Purchaser shall be deemed to have elected to continue with the transaction without reduction or abatement of the Purchase Price. If Purchaser shall elect not to purchase a Property, the Purchase Price pursuant to Section 2(a) hereof shall be reduced by the portion of the Purchase Price that is allocated to such Property pursuant to Schedule B-1 and the Cash Balance shall be reduced by the portion of the Cash Balance that is allocated to such Property pursuant to Schedule B-2. In addition, Sellers shall be required to reimburse Purchaser for certain expenses in accordance with the provisions of Section 16(d) hereof.

           10. Brokers.

               (a) Purchaser and Sellers represent to each other that they have not dealt with any broker or finder in connection with this transaction.

               (b) Purchaser hereby agrees to indemnify, defend and hold each Seller harmless from and against any and all claims, losses, liability, costs and expenses (including reasonable attorneys' fees) resulting from any claim that may be made against such Seller by any broker, or any other person claiming a commission, fee or other compensation by reason of this transaction, if the same shall arise by, through or on account of any alleged act of Purchaser or Purchaser's representatives.

               (c) Sellers hereby agree to indemnify, defend and hold Purchaser harmless from and against any and all claims, losses, liability, costs and expenses (including reasonable attorneys' fees) resulting from any claim that may be made against Purchaser by any broker, or any other person claiming a commission, fee or other compensation by reason of this transaction, if the same shall arise by, through or on account of any alleged act of a Seller or any Seller's representatives.

               (d) The provisions of this Section 10 shall survive the Closing, or if the Closing does not occur, the termination of this Agreement.

           11. Tax Reduction Proceedings. If any Seller has heretofore filed applications for the reduction of the assessed valuation of its Premises and/or instituted certiorari proceedings to review such assessed valuations for any tax years prior to the tax year of Closing, Purchaser acknowledges and agrees that such Seller shall have sole control of such proceedings, including the right to withdraw, compromise and/or settle the same or cause the same to be brought on for trial and to take, conduct, withdraw and/or settle appeals, and Purchaser hereby consents to such actions as said Seller may take therein. Prior to the Closing, no Seller shall withdraw, compromise or settle any such proceedings for any fiscal period in which the Proration Date occurs or any subsequent fiscal period without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed. Any refund or tax savings for any year or years prior to the tax year in which the Proration Date occurs shall belong solely to the applicable Seller. Any tax savings or refund for the tax year in which the Proration Date occurs shall be prorated in accordance with Section 6 hereof between the applicable Seller and Purchaser after deduction of reasonable attorneys' fees and other reasonable expenses related to the proceeding. Purchaser and such Seller shall each execute all consents, receipts, instruments and documents which may reasonably be requested in order to facilitate settling such proceeding and collecting the amount of
any refund or tax savings.   If Seller receives any tax refund or credit,
Seller shall, after deducting the reasonable expenses of the collection thereof, pay to Purchaser, promptly after the receipt of such funds or credit, the portion, if any, of such refund or credit to which the past and/or present Tenants of the Building may be entitled (whether by way of refund or rent credit) under the terms of their respective Leases or any other agreements). The provisions of this Section 11 shall survive the Closing.

           12. Recording Charges, Transfer Taxes, Mortgage Assumption Costs, Title Insurance Charges, Survey Costs.

               (a) At the Closing, Sellers and Purchaser agree to complete, sign, acknowledge and file any and all forms required for the transactions contemplated by this Agreement with respect to transfer taxes and sales taxes.

               (b) Sellers, on the one hand, and Purchaser, on the other hand, shall each pay at the Closing, to the appropriate recipients and in the manner required by said recipients, fifty (50%) percent of the following costs associated with the transactions contemplated by this Agreement, provided, however, in the event the aggregate amount of such costs shall exceed FOUR MILLION ($4,000,000) DOLLARS, the Sellers shall, collectively, pay only TWO MILLION ($2,000,000) DOLLARS in the aggregate and Purchaser shall pay the entire remaining balance thereof:

                       (i)    transfer or similar taxes;

                       (ii)   sales or similar taxes;

                       (iii) costs incurred in connection with the assumption of the Mortgages by Purchaser, including without limitation, consent and assumption charges, and the attorney's fees and disbursements of mortgagees' counsel, but excluding, however, (x) any fees, charges or other costs imposed by the holders of the Mortgages by reason of any mezzanine or other financing obtained by Purchaser, which shall be Purchaser's sole responsibility and (y) any extensions and/or break-up fees due to a lender providing the mezzanine financing to Purchaser or to a lender providing mortgage financing to Purchaser or consenting to an assumption of a Mortgage, upon an adjournment of the Closing by Sellers to a date later than December 29, 2000, shall be handled in accordance with the provisions of Section 5(b) above;

                       (iv) if a Mortgage is not assumed by Purchaser, costs incurred in connection with the prepayment of said Mortgage including, without limitation, prepayment fees, premiums and charges and the attorney's fees and disbursements of mortgagee's counsel;

                       (v)    title insurance premiums and costs;

                       (vi)   survey costs; and

                       (vii)  recording charges.

               (c) Each party shall be responsible for the payment of its own counsel's fees and disbursements and Purchaser shall be responsible for the payment of all costs it incurs with respect to any mezzanine or other financing that it obtains, except that if Seller, pursuant to Section 5, Section 9 and/or
Section 25 hereof, shall provide any PMM Financing to

Purchaser, Purchaser and such Seller shall each pay one-half (1/2) of the costs and expenses that such Seller shall incur in connection with providing such PMM Financing, including, without limitation, all reasonable attorneys fees and disbursements.

               (d) The obligations arising pursuant to this Section 12 shall survive the Closing.

           13. Representations and Warranties.

               (a) Each Seller, as to itself only, represents and warrants to Purchaser that the following are true and correct as of the date hereof and shall be true and correct in all material respects as of the Closing Date:

                       (i)    This Agreement, including the provisions of
Section 16 hereof, constitutes the legal, valid and binding obligations of each Seller, enforceable against each Seller in accordance with its terms. Each Seller has taken all necessary action to authorize and approve the execution and delivery of this Agreement and, subject to obtaining the Shareholder Ratification (as hereinafter defined), will have taken all necessary actions to sell the Properties to Purchaser, subject to and in accordance with the terms of this Agreement, and the execution and delivery of this Agreement and the performance by each Seller of its obligations hereunder do not and will not (a) conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any Governmental Authority with jurisdiction over such Seller or the Sale Assets, including, without limitation, the United States of America, any State in which the Sale Assets are located or any political subdivision of either of the foregoing, or any decision or ruling of any arbitrator in an arbitration to which said Seller is a party or by which such Seller or its Property is bound or affected, or (b) violate or constitute a default under any material document or instrument to which such Seller is a party or is bound or any of said Seller's organizational or governing documents.

                       (A) 55 Public, North Valley Tech, Southwest Centers and Printers Alley are each a limited liability company duly organized and validly existing under the laws of the State of Delaware;

                       (B) First Union Madison is a limited liability company duly organized and validly existing under the laws of the State of Illinois;

                       (C) FUR is an unincorporated association in the form of a business trust duly organized and created under the laws of the State of Ohio; and

                       (D) FUCP is a corporation duly formed and validly existing under the laws of the State of Delaware.

                       (ii) No Seller is a "foreign person" as defined in the Internal Revenue Code Section 1445.

                       (iii) No Seller is a party as debtor to any insolvency or bankruptcy proceeding or assignment for the benefit of creditors.

                       (iv) Each Seller has the full right and authority and has obtained any and all corporate consents and board of trustees approvals required to enter into this Agreement, and subject to obtaining the Shareholder Ratification, will have obtained any and all corporate consents and board of trustee approvals required to consummate or cause to be consummated the sale and make or cause to be made transfers and assignments contemplated herein; the persons signing this Agreement on behalf of each Seller are authorized to do so; and this Agreement and all of the documents to be delivered by Sellers at the Closing have been authorized and properly executed and will constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms.

               (b) Purchaser represents and warrants to Sellers that the following are true and correct as of the date hereof and shall be true and correct in all material respects as of the Closing Date:

                       (i) This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms. Purchaser has taken all necessary action to authorize and approve the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

                       (ii) The execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder do not and will not
(a) conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any Governmental Authority with jurisdiction over Purchaser, including, without limitation, the United States of America, any State in which the Sale Assets are located or any political subdivision of either of the foregoing, or any decision or ruling of any arbitrator in an arbitration to which Purchaser is a party or by which Purchaser is bound or affected, or (b) violate or constitute a default under any material document or instrument to which Purchaser is a party or is bound or any of Purchaser's organizational or governing documents.

               (c) The above-stated representations and warranties by Sellers and Purchaser shall survive the Closing for six (6) months.

           14. Deliveries to be made on the Closing Date.

               (a) Seller's Documents: Sellers, pursuant to the provisions of this Agreement, shall deliver or cause to be delivered to Purchaser on the Closing Date the following instruments, documents and items:

                       (i) Duly executed and acknowledged bargain and sale deeds without covenants (or their equivalent for the State in which the applicable Property shall be located) (the "Deeds").

                       (ii) Duly executed certifications as to each Seller's non-foreign status as prescribed in Section 18 hereof, if applicable.

                       (iii) Any consents of members, partners, shareholders or directors of any Seller whose consent shall be required to authorize the sale of the Properties to Purchaser, in form reasonably satisfactory to Purchaser and the Title Company.

                       (iv)       The Shareholder Ratification and the Board
Consent.

                       (v) Duly executed counterparts of an Assignment and Assumption of Leases for each Property in the form of Exhibit A annexed hereto and made a part hereof.

                       (vi) Duly executed counterparts of an Assignment and Assumption for each Ground Lease in the form of Exhibit B annexed hereto and made a part hereof.

                       (vii)      Intentionally Deleted.

                       (viii) The Leases, Contracts and Licenses affecting the Premises that are in Sellers' possession (other than those that are held by Radiant or any managing agent for the Premises and those Licenses that must remain at the Premises).

                       (ix) The Estoppel Certificates required pursuant to Section 17 hereof.

                       (x) If required by Purchaser's mezzanine lender or any other lender providing financing for a Property, an updated Rent Roll together with a list of delinquent and unpaid rent, accompanied by an instrument executed by the applicable Seller, addressed to Purchaser, pursuant to which said Seller states, without representation or warranty, that it has no actual knowledge that said Rent Roll is not true and correct in all material respects as of the Closing Date. In addition, either such instrument (or a separate instrument) shall contain a provision pursuant to which Purchaser, acknowledges that it shall have no rights, remedies or recourse of any nature whatsoever against Seller by reason of the foregoing statement by Seller not being true, correct or complete in any respect. In the event that Purchaser's mezzanine lender or any other lender providing financing for a Property requires a certified updated Rent Roll, as described above in this Section 14(a)(x), pursuant to which Seller shall represent and warrant that is has no actual knowledge that said Rent Roll is not true and correct in all material respects as of the Closing Date, Purchaser shall cause to be provided to the Seller of such Property a complete and unconditional indemnification from Indemnitor, in form reasonably acceptable to Seller, against all liability that Seller shall incur on account of such Seller having delivered such representation and warranty.

                       (xi) A letter to the tenants of the Premises in the form annexed hereto as Exhibit C.

                       (xii) Duly executed counterparts of all transfer tax and sales tax returns required to be signed by Sellers.

                       (xiii) If the Closing shall not be a "New York style" closing, each Seller shall deliver an indemnification to the Title Company pursuant to which Seller shall indemnify the Title Company against any liens that may arise from and after the Closing Date until the recordation of the Deeds but only if, and to the extent that, such liens shall arise on account of matters which such Seller pursuant to Section 6 hereof shall be required to pay for. Such other documents, instruments and deliveries as are otherwise required by this Agreement or required to record the Deeds or reasonably required by Purchaser in order to consummate the transactions contemplated hereby, provided that any such additional documents, instruments and deliveries shall not result in any Seller having any greater liabilities than are expressly provided herein.

                       (xiv) With respect to any security deposits which are other than cash or that are in the form of a letter of credit (collectively, the "Non-Cash Security Deposits"), appropriate duly executed instruments of transfer or assignment of such Non-Cash Security Deposits which are required to establish Purchaser as the new beneficiary thereunder. With respect to any Non-Cash Security Deposit in the form of a letter of credit, if such letter of credit shall not, pursuant to its terms, be assignable, the applicable Seller shall cooperate with Purchaser to obtain a replacement letter of credit with respect thereto in favor of Purchaser, and, if a replacement letter of credit is not obtained and if requested by Purchaser following the Closing, said Seller shall draw on such letter of credit if the tenant for whom the same was given as a security deposit shall default under its Lease and Seller shall remit the proceeds thereof to Purchaser. Purchaser agrees to indemnify, defend and hold said Seller harmless from and against any and all costs, loss, damages and expenses of any kind or nature whatsoever (including reasonable attorneys' fees and costs) but excluding consequential damages arising out of or resulting from such Seller's presenting any such letter of credit for payment in accordance with Purchaser's request. The foregoing provisions shall survive the Closing.

                       (xv) Duly executed counterparts of each Assignment and Assumption of Contracts and Permits, in the form of Exhibit D annexed hereto and made a part hereof.

                       (xvi) A duly executed counterpart of a Blanket Bill of Sale and Assignment in the form of Exhibit E annexed hereto and made a part hereof pertaining to the Personalty, it being agreed that for purposes of this Agreement, the Personalty shall be deemed to have no value.

                       (xvii) The Club Associates Note together with an allonge thereto endorsing the same to the order of Purchaser. A duly executed assignment, without recourse, warranty or representations, of the Club Associates Mortgage together with an assignment, without recourse, warranty or representations, of all of the Club Associates Collateral Documents in form and substance reasonably satisfactory to Purchaser. Originals of the Club Associates Note, the Club Associates Mortgage and the Club Associates Collateral Documents shall be delivered to Purchaser at Closing.

                       (xviii)    Sellers shall furnish at Closing any and all
information that may be necessary or appropriate to enable the "real estate broker" or "real estate reporting person," within the meaning of Section 6045(e) of the Internal Revenue Code and the regulations promulgated thereunder, to comply with the reporting requirement of Section 6045(e) of the Internal Revenue Code.

                       (xix)      [Intentionally deleted.]

                       (xx) A duly executed counterpart of a modification to the asset management agreement dated March __, 2000, as amended, between FUR and Radiant Partners, LLC ("Asset Management Agreement") in the form of Exhibit F annexed hereto and made a part hereof (the "Asset Management Agreement Modification").

                       (xxi) Seller shall obtain and deliver to Purchaser at Closing all local customary documents required in connection with a sale of a Property, including such tax and other documents as may be necessary to record the applicable Deed or Assignment and Assumption of Ground Lease. To the extent any sums are required to be withheld or paid in connection with such sale, Purchaser is authorized to withhold from the Purchase Price the amount of tax and recording charges required to be paid, subject to Section 12(b) hereof, which apportioned amount shall be applied as necessary to pay the appropriate amounts and to record the subject deed. Sellers and Purchaser shall jointly retain local counsel in the various States in which the Property shall be located, to advise each party as to how to comply with the provisions of this Subsection 14(a)(xxi). The cost of such local counsel shall be borne equally between Purchaser, on the one hand, and Sellers on the other.

               (b) Purchaser's Documents: Purchaser, pursuant to the provisions of this Agreement, shall deliver or cause to be delivered to Seller on the Closing Date the following instruments, documents and items:

                       (i) Duly executed counterparts of each Assignment and Assumption of Leases.

                       (ii) Duly executed counterparts of each Blanket Bill of Sale and Assignment.

                       (iii) Duly executed counterparts of all transfer tax and sales tax returns required to be signed by Purchaser.

                       (iv) A consent or resolution of the members, partners, directors and shareholders, as applicable, of Purchaser authorizing the purchase of the Sale Assets, in a form reasonably satisfactory to Sellers.

                       (v) The Mortgage Assumption Instrument (as hereinafter defined) in recordable form.

                       (vi) Such other documents, instruments and deliveries as are otherwise required by this Agreement or required to record the Mortgage Assumption Instrument or reasonably required by Sellers in order to consummate the transactions contemplated hereby.

                       (vii) Duly executed counterparts of each Assignment and Assumption of Contracts and Permits.

                       (viii) A duly executed counterpart of the Asset Management Agreement Modification.

                       (ix)       Intentionally Deleted.

                       (x) A duly executed counterpart of the Assignment and Assumption of Ground Lease for each of the Ground Leases.

                       (xi) In the event that Southwest Centers shall have executed a contract of sale prior to the Closing to sell any portion of the Pecanland Mall Adjacent Land or FUR shall have executed a contract of sale prior to the Closing to sell the Huntington Garage ("Huntington Contract"), and the sale contemplated thereby shall not have closed prior to the

Closing, then Southwest Centers or FUR, as applicable, shall execute and deliver to Purchaser at Closing an instrument, in form reasonably satisfactory to Southwest Centers or FUR, as the case may be, pursuant to which Southwest Centers or FUR, as applicable, shall assign such contract to Purchaser and Purchaser shall execute and deliver to Southwest Centers or FUR, as applicable, an instrument, in form reasonably satisfactory to Southwest Centers or FUR, as the case may be, pursuant to which Purchaser shall assume the obligations of Southwest Centers or FUR under such contract.

                       (xii) If the sale of any portion of the Pecanland Mall Adjacent Land or the Huntington Garage shall close prior to the Closing Date, the entity which shall own one hundred (100%) percent of the beneficial interests in and to all of the Properties, as of the Closing Date, and has a net worth of at least Forty Million ($40,000,000) Dollars (the "Indemnitor") shall deliver to FUR an agreement in form and substance reasonably satisfactory to FUR, pursuant to which such parties shall indemnify and hold FUR harmless from and against any loss, cost, damage, claim or expense which FUR shall suffer or incur on account of any matter under the Huntington Contract (provided such obligations of FUR which survive the closing of the Huntington Garage sale are otherwise customary and standard obligations in connection with the sale of a garage property) or the contract for the sale of the Pecanland Mall Adjacent Land which shall survive the closing of the sale of the Huntington Garage and/or the Pecanland Mall Adjacent Land.

                       (xii) Evidence, reasonably satisfactory to Sellers, that Purchaser and/or a Permitted Assignee (as such term is defined in Section 35 hereof) has a net worth of at least $40,000,000.

           15. Default by Purchaser or Sellers.

               (a) If (i) Purchaser shall default in the payment of the Purchase Price, (ii) Purchaser shall otherwise default in the performance of any of the other terms and provisions of this Agreement on the part of Purchaser to be performed, and the Closing does not occur as a result thereof, and such default shall continue for five (5) business days after written notice to Purchaser (provided, however, notwithstanding the foregoing, time shall be of the essence with respect to Purchaser's obligation to pay the First Additional Deposit in accordance with Subsection 2(a)(ii) hereof, the Second Additional Deposit in accordance with Subsection 2(a)(iii) hereof and to close hereunder on such date set for Closing as to which TIME SHALL BE OF THE ESSENCE pursuant to Section 5 hereof), (iii) Purchaser shall default, beyond the expiration of any applicable notice and cure period, under the terms of the Long Street Contract, or (iv) (A) Purchaser shall commence any case, proceeding or other action under any laws relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeks to have an order for relief entered with respect to it, or seeks to be adjudicated a bankrupt or insolvent, or seeks reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to it or its debts, or seeks the appointment of a receiver, trustee, custodian or other similar official for it or all or any substantial part of its property, or (B) Purchaser otherwise takes any action indicating its consent to, approval of, or acquiescence in, or in furtherance of, any of the acts described in clause (iv)(A), above, then in any of such cases, Purchaser shall be deemed to be in default hereunder. Purchaser acknowledges that if Purchaser shall default under this Agreement as aforesaid, Sellers will suffer substantial adverse financial consequences as a result thereof. Accordingly, Sellers, as their sole and absolute remedy against Purchaser, shall have the right to retain the Deposit and which Deposit shall constitute full and complete liquidated damages, it being agreed that Sellers' damages are difficult, if not impossible, to ascertain, and thereafter Purchaser and Sellers shall have no further rights or obligations under this Agreement, except those expressly provided herein to survive the termination of this Agreement. Notwithstanding the foregoing, in the event Purchaser's default is the failure to pay the First Additional Deposit when required by Subsection 2(a)(ii) hereof, Escrowee shall return the Initial Deposit in accordance with the terms of Subsection 2(a)(vi)(A) or Subsection 2(a)(vi)(B) hereof, as applicable. In the event there is more than one Purchaser (by virtue of a permitted assignment) and at least one but less than all of the Purchasers have committed a default or other act described in clauses (i), (ii), (iii) or (iv) of this Subsection 15(a), Sellers shall nonetheless be entitled to terminate this Agreement with respect to all Purchasers and retain the entire Deposit.

               (b) Except as provided in Section 16 hereof, and subject to the provisions thereof, (i) if any Seller shall default in conveying such Seller's Property to Purchaser pursuant to the terms hereof on the Closing Date or (ii) if any Seller shall default hereunder for any other reason and such default shall continue for five (5) business days after written notice to such Seller, Purchaser may, as its sole remedy, elect to either (x) terminate this Agreement, and direct the Escrowee to return the Deposit to Purchaser and Purchaser and Sellers shall thereafter have no further rights or obligations under the Agreement, except those expressly provided herein to survive the termination of this Agreement, or (y) prosecute an action for specific performance of this Agreement by such Seller or an action for damages, but in no event shall Purchaser seek, or be entitled to collect, damages against Sellers exceeding Ten Million ($10,000,000) Dollars in the aggregate. Any such action for specific performance must be commenced against Sellers within ninety
(90) days after the date that Sellers shall default hereunder, it being understood that if Purchaser shall fail to commence an action for specific performance within such period of time, Purchaser shall be deemed to have waived its right to commence an action for specific performance of this Agreement. Notwithstanding anything hereinabove in this Section 15(b) to the contrary, if FUR shall default, beyond the expiration of any applicable notice and cure period, under the terms of the Long Street Contract, Purchaser may, as its sole remedy, prosecute an action for specific performance of this Agreement by FUR, provided all conditions to closing hereunder have been satisfied and this Agreement has not been terminated pursuant to the terms hereof.

          16.  Termination and Expense Reimbursement.

                  (a) The obligations of Sellers to transfer the Sale Assets pursuant to this Agreement are contingent upon FUR, at FUR's sole cost and expense, obtaining approval for the sale contemplated hereby and any amendments to the organizational or governing documents of FUR necessary to consummate the sale contemplated hereby from shareholders of FUR holding the requisite number of shares in accordance with the organizational and governing documents of FUR (collectively, the "Shareholder Ratification") and this Agreement shall terminate, (i) if at a meeting called for the purpose of voting on such sale and such amendments, the shareholders of FUR do not approve the sale contemplated hereby and all of such amendments, upon the date of such meeting,
(ii) at the option of FUR, upon the date FUR delivers notice of termination to Purchaser, if such meeting of the shareholders of FUR has not been held on or prior to the date (the "Shareholder Approval Deadline") which is three business days prior to the date as to which time is of the essence with respect to Purchaser's obligation to close pursuant to Section 5, (iii) at the option of Purchaser, upon the date Purchaser delivers notice of termination to FUR, if such meeting of the shareholders of FUR has not been held on or prior to the date which is three business days prior to the date as to which time is of the essence with respect to Sellers' obligation to close pursuant to
Section 5, or (iv) at the option of FUR, to be exercised prior to the Shareholder Ratification, upon the date FUR delivers notice of termination to Purchaser, if the Board of Trustees of FUR, or a committee thereof, determines, after consultation with outside legal counsel, that it has a fiduciary duty under applicable law to accept, approve or recommend an Alternative Proposal
(as defined in Section 24 below); and thereupon FUR shall promptly cause the Deposit to be returned to Purchaser and neither party shall have any further obligation to the other party under this Agreement, other than the obligations of FUR under this Section 16 and except for those provisions which are expressly stated herein to survive termination of this Agreement. Sellers make no representation or warranty herein that the Shareholder Ratification shall be obtained. The Board of Trustees of FUR shall recommend to the shareholders of FUR that they approve the sale contemplated hereby and any amendments to the organizational or governing documents of FUR necessary to consummate the sale contemplated hereby, unless the Board of Trustees of FUR, or a committee thereof, determines, after consultation with outside legal counsel, that it has a fiduciary duty under applicable law to accept, approve or recommend an Alternative Proposal (as defined in Section 24 below).

                  (b) If this Agreement is terminated pursuant to Section 5(c), Section 16(a)(i), Section 16(a)(ii), Section 16(a)(iv), Section 18(b) or
Section 20(b)(v), then Sellers shall be deemed unable to perform; provided that in lieu of any other remedies set forth in this Agreement (which Purchaser shall not be entitled to) except for the additional remedies, if any, set forth in Sections 16(c) and 16(d)(ii), FUR shall, in addition to causing the Deposit to be returned to Purchaser, reimburse Purchaser, as Purchaser's sole and exclusive remedy (subject to the additional remedy set forth in Section 16(c)), only for up to an amount equal to the Reasonable Expense Cap (as defined below) of documented out-of-pocket fees and expenses actually and reasonably incurred by Purchaser in connection with this Agreement and the sale contemplated hereby (collectively, "Reasonable Expenses"), provided that such Reasonable Expenses shall not include, and the term Reasonable Expenses shall not include, any fees or expenses paid or payable, directly or indirectly, to Purchaser's equity investors or any of such equity investors' respective lenders, equity investors or affiliates. For the avoidance of doubt, subject to the Reasonable Expense Cap, the term Reasonable Expenses shall include, but not be limited to, the commitment fees paid or payable to Purchaser's lenders pursuant to binding debt commitments and all Reasonable Expenses in connection therewith. The "Reasonable Expense Cap" shall be an amount equal to (i) the sum of (a) $3 million, (b) an additional $250,000 if the Sellers adjourn the Closing pursuant to Section 5(a) to a date later than December 29, 2000, and (c) an additional $250,000 if the Sellers adjourn the Closing pursuant to Section 5(a) to a date later than February 28, 2001, less (ii) (a) the amount of any fees paid, directly or indirectly, to Purchaser's lenders by Sellers pursuant to Section 5, (b) if Sellers shall elect to provide (or cause another party to provide) financing to Purchaser pursuant to Section 5(b), the amount of any fees which Sellers would otherwise have been required to pay, directly or indirectly, to Purchaser's lenders had Sellers elected that Purchaser pay extension fees to Purchaser's lenders, and (c) any amounts reimbursed pursuant to Section 16(d)(ii).

                  (c) If this Agreement shall have been terminated pursuant to Section 16(a)(iv), then FUR, in addition to the payments that shall be required to be made pursuant to Section 16(b) above, shall reimburse Purchaser (or pay directly to Purchaser's equity investors at their request), up to an additional $2 million of any previously unreimbursed documented out-of-pocket fees and expenses (not constituting Reasonable Expenses) actually and reasonably incurred by Purchaser and paid or payable to Purchaser's equity investors pursuant to the binding equity commitments, copies of which have been provided to Sellers.

                  (d)     (i)  If this Agreement is terminated pursuant to
Section 4(c) (and not rendered null and void in accordance with terms of Section 4(c)), Section 5(a) and Section 16(a)(iii), then Sellers shall be deemed unable to perform; provided that in lieu of any other remedies set forth in this Agreement (which Purchaser shall not be entitled to), FUR shall, in addition to causing the Deposit to be returned to Purchaser, reimburse Purchaser, as Purchaser's sole and exclusive remedy, only for one-half of all Reasonable Expenses; provided that such reimbursement shall not exceed one-half of the Reasonable Expense Cap.

                          (ii)  If Purchaser shall elect not to purchase a
particular Property or Properties pursuant to Section 4(a), Section 4(c),
Section 8(d), Section 9(b) and Section 17 hereof, and the Purchase Price is reduced by the portion of the Purchase Price that is allocated to such Property(ies), as set forth in Section 4(a), Section 4(c), Section 8(d),
Section 9(b) and Section 17; then in lieu of any other remedies set forth in this Agreement (which Purchaser shall not be entitled to), FUR shall reimburse Purchaser, as Purchaser's sole and exclusive remedy, only for those Reasonable Expenses allocated to such Property, to be set forth on Schedule N, which Schedule N shall be reasonably agreed to by Sellers and Purchaser by a date no later than September 29, 2000, and shall be attached hereto and made a part hereof; provided that such reimbursements shall not exceed, in the aggregate for all the Properties, one-half of the Reasonable Expense Cap.

                  (e) Purchaser hereby covenants and agrees that no amounts reimbursed to Purchaser (or paid directly to Purchaser's equity investors) pursuant to Section 16(b), 16(c) or

16(d) shall be paid, directly or indirectly, to or for the benefit of Dan Friedman, David Schonberger or Anne Zahner or any entity in which any of them has an interest (other than actual documented third party expenses which have been paid by any of them). Any and all Reasonable Expenses or other amounts reimbursable pursuant to Section 16(b), Section 16(c) or Section 16(d) shall be paid promptly and in no event later than 30 days after the termination of this Agreement.

                  (f) For the avoidance of doubt, in the case of a default occurring after the date of obtaining the Shareholder Ratification, unless and until this Agreement shall have been terminated pursuant to Section 4(a),
Section 4(c) (and not rendered null and void in accordance with the terms of Section 4(c)), Section 5(a), Section 5(c), Section 16(a), Section 18(b) and
Section 20(b)(v), the parties shall be entitled to pursue the remedies provided for in Section 15.

           17.    Estoppel Certificates.

                  As to (a) each Property that is not a parking lot or a parking garage, the Seller of each applicable Property shall use commercially reasonable efforts to deliver to Purchaser lease estoppel certificates (the "Tenant Estoppel Certificates"), in a form reasonably required by the lender that shall be providing mortgage financing for such Property (or in such other form or containing such other information as such tenant's lease shall require such tenant to provide), from (i) all tenants occupying 5,000 square feet of space or more and (ii) from tenants under leases constituting not less than 80% of the balance of the occupied square footage of such Property, (b) the North Valley Tech Center Ground Lease, the Two Rivers Business Center Ground Lease and the Huntington Garage Ground Lease, North Valley Tech and FUR shall use commercially reasonable efforts to deliver to Purchaser an estoppel certificate from the landlord under the Ground Leases, in a form reasonably required by the lender that shall be providing mortgage financing for such Property (or in such other form or containing such other information as the applicable Ground Lease shall require such landlord to provide) and (c) each Property that is a parking lot or a parking garage that is net leased to a tenant thereof, such Seller shall use commercially reasonable efforts to deliver to Purchaser a Tenant Estoppel Certificate from the tenant under such Lease, in a form reasonably required by the lender that shall be providing financing for such Property (or in such other form or containing such other information as such tenant's lease shall require such tenant to provide). Notwithstanding the immediately preceding sentence to the contrary, any estoppel certificate that shall be delivered to Purchaser from a tenant which is not in the form reasonably required by the lender that shall be providing financing for such Property (or in such other form or containing such other information as such tenant's lease shall require such tenant to provide), shall qualify as an acceptable estoppel certificate provided that the Tenant's Estoppel Certificates confirms the material terms set forth in the lender's form of Tenant Estoppel Certificate. If Seller shall satisfy the condition described in clause (a)(i), clause (a)(ii), clause (b) and clause (c) above but Seller, on or before the Closing, is unable to deliver Tenant Estoppel Certificates from each of the tenants of such Property, the applicable Seller shall deliver to Purchaser, at Closing, a certificate ("Seller's Certificate"), executed by such Seller, whereby such Seller shall state, to the best of its knowledge, for the remaining tenants, the following:
(a) the rent and other charges payable by each tenant under its respective lease and the amount, if any, of the security deposit(s) held by Seller; (b) the term of the respective lease(s) and (c) that the respective tenant is not in default under any of the terms of its lease or if in default the nature of such default. The Seller's Certificate shall survive the Closing for a period of six (6) months. A Seller's Certificate with respect to any tenant shall expire and be of no force and effect upon Purchaser's receipt of a Tenant Estoppel Certificate consistent with the information set forth in the Seller's Certificate. In addition, Seller shall not have any liability on account of any statement in a Seller's Estoppel Certificate which shall be untrue in any material respect if Purchaser or Radiant shall know or, in connection with its management of the Properties, should have known that such statement was untrue. If a Seller for a particular Property shall fail to deliver the minimum number of Tenant Estoppel Certificates that shall be required to be delivered pursuant to clause (a)(i) or clause (a)(ii) above or North Valley Tech or FUR shall fail to deliver the ground lease estoppel certificates that shall be required to be delivered pursuant to clause (b) above or the Sellers shall fail to deliver the Tenant Estoppel Certificate that shall be required to be delivered pursuant to clause (c) above and, as a result thereof the lender providing the mortgage financing for such Property or the lender providing mezzanine financing shall elect not to provide financing for such Property, in such case FUR shall have the right to elect to provide (or to cause another party to provide) to Purchaser the financing that such lender was otherwise prepared to provide to Purchaser, it being agreed that if FUR shall make such election, such loan shall be provided upon the same or better terms to Purchaser than those terms that were offered by Purchaser's mezzanine lender or mortgage lender. If
Seller shall not elect to provide such financing, in such case, Purchaser, as its sole and absolute remedy, shall have the right to elect not to purchase such Property. If Purchaser shall make such election, the Purchase Price pursuant to Section 2(a) shall be reduced by the portion of the Purchase Price that is allocated to such Property pursuant to Schedule B-1 and the Cash
Balance shall be reduced by the portion of the Cash Balance that is allocated to such Property pursuant to Schedule B-2. In addition, the Seller of the Property that Purchaser shall elect not to purchase pursuant to this Section 17 shall reimburse Purchaser for certain expenses in accordance with the provisions of Section 16(d) hereof.

           18.    Governmental Compliance.

                  (a) FIRPTA Compliance. Sellers shall comply with the provisions of the Foreign Investment in Real Property Tax Act, Internal Revenue Code of 1986, as amended, Section 1445, as the same may from time to time be amended, or any successor or similar law (collectively, the "FIRPTA Code"). On the Closing Date, Sellers shall deliver to Purchaser certifications as to each Seller's non-foreign status which complies with the provisions of Section 1445(b)(2) of the FIRPTA Code, and shall comply with any temporary or final regulations promulgated with respect thereto and any relevant revenue procedures or other officially published announcements of the Internal Revenue Service of the U.S. Department of the Treasury in connection therewith. If any Seller shall fail to deliver the foregoing certification to Purchaser at the Closing, Purchaser shall have the right to withhold ten percent (10%) of the portion of the Purchase Price allocated to said Seller's property and apply the same in accordance with the requirements of the FIRPTA Code.

                  (b) HSR Compliance. Sellers and Purchaser will make as promptly as practicable all filings necessary, if any, under the HSR Act (as hereinafter defined) and other applicable federal, state and local antitrust, competition and other similar laws (collectively, the "Antitrust Laws") in order to obtain any required regulatory approvals, clearance or expirations of waiting periods (collectively, "Antitrust Clearance") in connection with the transactions contemplated by this Agreement. The term "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Subject to the limitations contained in the last sentence of this Subsection 18(b), Sellers and Purchaser shall each use their reasonable best efforts to resolve such objections, if any, as any governmental or regulatory authorities with jurisdiction over the enforcement of any Antitrust Laws may assert under any such Antitrust Laws with respect to the transactions contemplated by this Agreement. The parties shall consult with each other when dealing with such authorities and before submitting any application or other written communication to any such authority.

           19. Merger. Except as otherwise expressly provided to the contrary in this Agreement, no representations, warranties, covenants or other obligations of Sellers set forth in this Agreement shall survive the Closing, and no action based thereon shall be commenced after the Closing. The delivery and acceptance of the Deeds at the Closing, without the simultaneous execution and delivery of a specific agreement which by its terms shall survive the Closing, shall be deemed to constitute full compliance by the parties with all of the terms, conditions and covenants of this Agreement on their part to be performed except for those terms, conditions and covenants which this Agreement expressly provides will be performed after the Closing.

           20. Conditions to Closing.

               (a) Conditions to Purchaser's Obligation to Close. Purchaser's obligation to close hereunder shall be subject to the following conditions:

                       (i) Sellers shall have performed, satisfied and complied with, or tendered performance of, in all material respects, all of the terms, conditions and covenants required by this Agreement to be performed or complied with by Sellers on or before the Closing Date and FUR, the seller under the Long Street Contract, shall have performed, satisfied and complied with, or tendered performance of, in all material respects, all of the covenants, agreements and conditions required by the Long Street Contract. For purposes of this Agreement, the Long Street Contract shall mean that certain Contract of Sale between FUR, as seller, and Purchaser, as purchaser, dated as of the date hereof, respecting the purchase of that certain property known as Long Street Garage, located in Columbus, Ohio. Except if the Long Street Contract is terminated pursuant to the terms thereof, Purchaser shall have no obligation to close hereunder unless FUR, as seller under the Long Street Contract, shall simultaneously close herewith. Notwithstanding anything to the contrary in the foregoing sentence or any other provision of this Agreement, if for any reason FUR is unable to convey to Purchaser its right, title and interest in and to the Club Associates Loan Documents in accordance with the terms of this Agreement, then the Club Associates Loan Documents shall no longer be deemed to be a Sale Asset; however Purchaser shall nevertheless be obligated to close hereunder on the acquisition of the other Sale Assets, in which case the Purchase Price and the Cash Balance due at the Closing shall be reduced by the outstanding principal balance of the Club Associates Note as of the Closing Date.

                       (ii) All representations and warranties of Sellers in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date.

                       (iii) Any and all Antitrust Clearance required in connection with the transactions contemplated by this Agreement shall have been obtained.

                       (iv) Seller shall have obtained the Shareholder Ratification pursuant to Section 16(a) hereof and the Board Consent.

                       (v) The management of the Properties by Radiant shall be undisturbed through the Closing Date, except as may be permitted under the Asset Management Agreement by reason of Radiant's default thereunder.

                       (vi) No party other than Purchaser shall have any conditional or unconditional right and/or option to purchase any Property or have any rights of first refusal for any Property.

           The foregoing conditions under this Subsection 20(a), except for the condition in clauses (iii) and (iv), are for the benefit of Purchaser only, and Purchaser may, in its sole discretion, waive any or all of such conditions and close title under this Agreement without any abatement of, or credit against, the Purchase Price.

               (b) Conditions to Sellers' Obligation to Close. Sellers' obligation to close hereunder shall be subject to the following conditions:

                       (i) Purchaser shall have performed, satisfied and complied with, or tendered performance of, in all material respects, all of the terms, conditions and covenants required by this Agreement and the Long Street Contract to be performed or complied with by Purchaser on or before the Closing Date. Seller shall have no obligations to close hereunder unless Purchaser closes simultaneously herewith on the Long Street Contract, unless by its term the Long Street Contract has been terminated.

                       (ii) All representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and as of the Closing Date.

                       (iii) If a holder of a Mortgage shall permit Purchaser to purchase a Property subject to the lien of such Mortgage, Purchaser and the holder of such Mortgage shall have executed and delivered at the Closing, in recordable form and otherwise in a form satisfactory to Sellers, an instrument pursuant to which such Purchaser shall assume the applicable Seller's liabilities and obligations, as mortgagor, under such Mortgage (each a

"Mortgage Assumption Instrument") and an instrument ("Release") pursuant to which the applicable Seller, as mortgagor, all principals and affiliates of such Seller (including, without limitation, FUR), all guarantors and indemnitors under guaranties and indemnities of said Seller's liabilities or obligations under such Mortgage (collectively, the "Seller Parties") shall be fully and completely unconditionally released from all liability and obligations under said Mortgage, guaranties and indemnities. In the event that Purchaser is unable to obtain a Release with respect to a Property, Purchaser shall cause Indemnitor to provide to the Seller of such Property and the other Seller Parties (a) a complete and unconditional indemnification, in a form reasonably acceptable to such Seller and the other Seller Parties, against all liability and obligations under said mortgage, guaranties and indemnities which may be asserted against any of the Seller Parties, other than with respect to those obligations of such Seller Parties which shall have accrued prior to the Proration Date and which pursuant to the terms of such Mortgage shall expressly survive the repayment of such Mortgage and (b) if applicable, that certain indemnification referred to in Section 2(c) above.

                       (iv) Any and all Antitrust Clearance required in connection with the transactions contemplated by this Agreement shall have been obtained.

                       (v) No judgment, injunction, order, decree or action by an federal, state or local government, court, or administrative or regulatory agency of competent authority preventing the sale contemplated hereby shall have become final and unappealable or shall be in effect as of the date as to which time is of the essence with respect to Purchaser's obligation to close pursuant to Section 5(a), it being understood that if this condition shall not be satisfied at Closing, this Agreement shall terminate and be null, void and of no further force and effect and FUR shall reimburse Purchaser for certain of its expenses in accordance with the provisions of Section 16(b) hereof.

           The foregoing conditions under this Subsection 20(b), except for the condition in clause (iv), are for the benefit of Sellers only, and Sellers may, in their sole discretion, waive any or all of such conditions and close title under this Agreement without any increase in the Purchase Price.

           21. Prior to Closing.

               (a) Insurance. Until Closing, Sellers shall maintain all of the insurance policies described on Schedule L-1 in full force and effect or shall obtain replacement policies that shall provide substantially equivalent coverage.

               (b) Operation. Until Closing, each Seller shall operate and maintain its Property substantially in accordance with its current practices with respect to the operation and maintenance of such Property and shall not terminate the Asset Management Agreement expect as a result of Radiant's default, beyond the expiration of all applicable notice and cure periods thereunder. The parties acknowledge that to the extent not inconsistent with
(i) the Asset Management Agreement, including, without limitation, the oversight powers of the Board of Trustees of FUR, or (ii) the fiduciary duties and other obligations of the principals of Radiant Partners, LLC to FUR as officers and/or directors of FUR, Radiant Partners, LLC shall exercise its rights and obligations under the Asset Management Agreement (x) consistent with the provisions of any asset management agreement to be entered into by Radiant Partners, LLC or its affiliates with the Purchaser (the "Purchaser Management Agreement"); (y) subject to Purchaser's supervision (in particular such supervision as provided for under the Purchaser Management Agreement); and (z) without limiting the generality of the foregoing, by routinely consulting with Purchaser as to its activities under the Asset Management Agreement and reasonably taking the views of Purchaser into account.

               (c) New Contracts. Between the date hereof and the Closing, each Seller will enter into only those Contracts which said Seller reasonably determines are necessary to carry out its obligations under Subsection 21(b) and which shall be cancellable on not more than thirty (30) days' written notice (without penalty, unless said Seller agrees to pay any such termination penalty at Closing).

               (d) New Leases; Lease Extensions. Between the date hereof and the Closing Date, Sellers will not execute any new Leases or amend, terminate (except upon a monetary default by the tenant thereunder excluding any anchor tenant of a shopping center Property for which Purchasers consent shall be required) or accept the surrender of any existing tenancies or approve any subleases without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed, provided, however, Purchaser's consent shall be deemed to have been given if Purchaser does not respond to a Seller within five (5) business days after Purchaser's receipt of written notice from such Seller requesting Purchaser's consent to a matter that is the subject of the provisions of this Section 21(d). Between the date hereof and the Closing Date, Sellers will not modify, amend or terminate any of the Ground Leases without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed.

               (e) Employees. From and after the date hereof through and including the Closing or earlier termination of this Agreement, Sellers shall not hire any Employees without the prior written consent of Purchaser. Each Seller shall notify Purchaser reasonably promptly if Seller hires any Employees.

               (f) Contracts. At the Closing, Purchaser shall assume the Contracts. As used herein, the term "Contracts" shall include any new contracts entered into from and after the date hereof. Sellers shall notify in writing the vendors under those Contract(s) which Purchaser has not agreed to assume as of Closing that, provided that Closing occurs hereunder, the applicable Seller shall terminate such Contracts, effective as of the Closing Date; provided however, if any such non-assumed Contract does not permit Sellers to terminate same prior to Closing, Purchaser shall be required at Closing to assume all obligations thereunder until the effective date of the termination.

               (g) Sellers shall not, between the date hereof and the Closing Date, amend, modify, extend, renew, replace, supplement or consolidate any of the Mortgages without the consent of Purchaser.

               (h) FUR shall not, between the date hereof and the Closing Date, amend, modify or extend the Club Associates Note, the Club Associates Mortgage or the Club Associates Collateral Documents in any manner or accept any prepayment of funds due thereunder.

               (i) Sellers shall not initiate, consent to or approve any action with respect to zoning, or, unless required by law, any other governmental rules or regulations applicable to any part of the Properties.

               (j) Seller(s) maintains real estate environmental liability insurance, as more fully described on Schedule L-2. Notwithstanding the foregoing, Purchaser shall assume responsibility for the amount of any deductible applicable to the environmental liability insurance policies. Purchaser and each Seller agree to cooperate with the other and to perform, execute and deliver, such documents and instruments as may be reasonably necessary in connection with any claim or other matter arising under or relating to any of the environmental insurance policies. The provisions of this Subsection 21(j) shall survive the closing.

               Notwithstanding anything in this Agreement to the contrary, including this Section 21, if Radiant shall take any action with respect to a Property, whether or not such action shall be permitted pursuant to the terms of the Asset Management Agreement or Radiant shall fail to take an action which Radiant shall be required to take pursuant to the terms of the Asset Management Agreement, in such case, Purchaser shall be deemed to have consented to all actions that Radiant shall have taken or shall have failed to take and in no event shall Sellers be deemed to be in default under this Agreement on account thereof.

           22. Shareholder Lawsuits. To the extent of claims by shareholders of FUR against the Purchaser, to the fullest extent allowed by law FUR hereby indemnifies Purchaser from and against any and all damages, liability, loss, cost and expense (including, without limitation, reasonable attorney's fees and disbursements) incurred in connection with such claims; provided, that the foregoing indemnification shall not extend, directly or indirectly, to Radiant Partners LLC or its principals, except that nothing in this Agreement shall modify any pre-existing obligation of FUR to indemnify Radiant Partners LLC or its principals. To effect the indemnification provided herein, FUR covenants and agrees that it has and shall maintain a net worth of at least $30,000,000 through the later of (A) 30 days after the Closing Date or (B) the resolution, after all appeals, of claims by shareholders of FUR against Purchaser. The provisions of this Section 22 shall survive the Closing of title.

           23. Deposit.

               (a) The Deposit shall be deposited with the Escrowee and shall be held in escrow pursuant to the terms of this Agreement. Escrowee shall cause the Deposit to be deposited into an interest bearing account. Escrowee shall pay the Deposit to Sellers at the Closing upon the consummation thereof or otherwise to Sellers or Purchaser in accordance with this Agreement, subject, however, to the provisions of Subsection 2(b) hereof. If either party makes a demand upon Escrowee for delivery of the Deposit, Escrowee shall give notice to the other party of such demand. If a notice of such demand shall have been sent to the other party and a notice of objection to the proposed payment is not received from said other party within seven (7) business days after the giving of notice by Escrowee, Escrowee is hereby authorized to deliver the Deposit to the party who made the demand. If Escrowee receives a notice of objection within said period, then Escrowee shall continue to hold the Deposit and thereafter pay it to the party entitled when Escrowee receives (i) a notice from the objecting party withdrawing the objection, or (ii) a notice signed by both parties directing disposition of the Deposit, or (iii) a judgment or order of a court of competent jurisdiction directing the payment of the Deposit.

               (b)     The parties further agree that:

                       (i) Except for its gross negligence or willful misconduct, Escrowee shall be protected in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document which is given to Escrowee verifying the truth or accuracy of any such notice, demand, certificate, signature, instrument or other document;

                       (ii) Escrowee shall not be bound in any way by any other contract or understanding between the parties hereto, whether or not Escrowee has knowledge thereof or consents thereto unless such consent is given in writing;

                       (iii) Escrowee's sole duties and responsibilities shall be to hold and disburse the Deposit in accordance with this Agreement; provided, however, that Escrowee shall have no responsibility for the clearing or collection of the check representing the Deposit;

                       (iv) Escrowee shall not be liable for any action taken or omitted by Escrowee in good faith and believed by Escrowee to be authorized or within its rights or powers conferred upon it by this Agreement, except for damage caused by the gross negligence or willful misconduct of Escrowee.

                       (v) Upon the disbursement of the Deposit in accordance with this Agreement, Escrowee shall be relieved and released from any liability under this Agreement;

                       (vi) Escrowee may resign at any time upon at least ten (10) days prior written notice to the parties hereto. If, prior to the effective date of such resignation, the parties hereto shall all have approved, in writing, a successor escrow agent, then upon the resignation of Escrowee, Escrowee shall deliver the Deposit to such successor escrow agent. From and after such resignation and the delivery of the Deposit to such successor escrow agent, Escrowee shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement, all of which duties, responsibilities and obligations shall be performed by the appointed successor escrow agent. If for any reason the parties hereto shall not approve a successor escrow agent within such period, Escrowee may bring any appropriate action or proceeding for leave to deposit the Deposit with a court of competent jurisdiction, pending the approval of a successor escrow agent, and upon such deposit Escrowee shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement;

                       (vii) Seller and Purchaser hereby agree to, jointly and severally, indemnify, defend and hold Escrowee harmless from and against any liabilities, damages, losses, costs or expenses incurred by, or claims or charges made against, Escrowee (including reasonable counsel fees and court costs) by reason of Escrowee's acting or failing to act in connection with any of the matters contemplated by this Agreement or in carrying out the terms of this Agreement, except as a result of Escrowee's gross negligence or willful misconduct;

                       (viii) In the event that a dispute shall arise in connection with this Agreement, or as to the rights of any of the parties in and to, or the disposition of, the Deposit, Escrowee shall have the right to
(w) hold and retain all or any part of the Deposit until such dispute is settled or finally determined by litigation, arbitration or otherwise, or (x) deposit the Deposit in an appropriate court of law, following which Escrowee shall thereby and thereafter be relieved and released from any liability or obligation under this Agreement, or (y) institute an action in interpleader or other similar action permitted by stakeholders in the State of New York, or (z) interplead any of the parties in any action or proceeding which may be brought to determine the rights of the parties to all or any part of the Deposit; and

                       (ix) Escrowee shall not have any liability or obligation for loss of all or any portion of the Deposit by reason of the insolvency or failure of the institution or depository with whom the escrow account is maintained.

           24. Exclusivity; Shareholder Approval and Press Releases

               (a) From and after the date hereof, no authorized officer, trustee, manager or director of FUR shall, directly or indirectly, solicit or initiate any discussions with any person or entity other than Purchaser or Purchaser's agents with a view toward the sale of all or any portion (other than the Pecanland Mall Adjacent Land (and the Property pertaining thereto) and the Huntington Garage) of the Sale Assets by Sellers. Notwithstanding the foregoing, FUR may respond to, pursue (including by providing information relating to Sellers and the Sale Assets which is non-public, confidential and/or proprietary in nature ("Evaluation Material") subject to a customary confidentiality agreement) and negotiate a bona fide proposal (an "Alternative Proposal") by any person or entity other than Purchaser, which is neither solicited nor initiated by an authorized officer, trustee, manager or director of FUR, to purchase, directly or indirectly (including, without limitation, by way of a merger, combination, consolidation, share exchange, tender offer or similar business combination transaction), any or all of the Sale Assets if the=Board of Trustees of FUR or a committee thereof has determined that (i) such Alternative Proposal may be more favorable to the shareholders of FUR than the sale contemplated hereby, taking into account price, timing, closing conditions, the likelihood of completion and any other factors deemed relevant by the Board of Trustees of FUR or such committee, and (ii) the person or entity making the Alternative Proposal is reasonably likely to have the financial resources to consummate the transactions contemplated by such Alternative Proposal. FUR shall notify Purchaser if it responds to, pursues or negotiates an Alternative Proposal, shall provide Purchaser with a copy of any such written Alternative Proposal and shall keep Purchaser reasonably informed of the status of any such negotiations.

               (b) FUR shall use its reasonable best efforts to (i) prepare and file and clear with the Securities and Exchange Commission the proxy statement and any amendments or supplements thereto required to obtain the approval of the shareholders of FUR to the sale contemplated hereby and any amendments to the organizational or governing documents of FUR necessary to consummate the sale contemplated hereby as promptly as practicable and, in any event, before the date that would allow sufficient time to declare a record date, mail proxy statements, solicit proxies and conduct a meeting of FUR's shareholders in accordance with all applicable laws, rules and regulations and FUR's organizational and governing documents by no later than the Shareholder Approval Deadline, and (ii) duly call, give notice of, convene and hold such meeting on or before the Shareholder Approval Deadline.

               (c) FUR and Purchaser shall consult with each other before issuing any press release or otherwise making any public statements with respect to the sale contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required or advisable under applicable law, rules or regulations (including, without limitation, the rules and regulations of the New York Stock Exchange).

           25. PMM Financing. (a)     Notwithstanding anything in this
Agreement to the contrary (but subject to Section 25(b) hereof), in the event that the consent to the assumption by, and assignment to, Purchaser of a Mortgage is not obtained from the holder of such Mortgage (each such Mortgage being an "Unassumable Mortgage"), Purchaser and Seller shall remain obligated to close hereunder subject to the terms of this Agreement, provided however:

           (i) Sellers and/or its affiliates shall provide mortgage financing to Purchaser ("PMM Financing") in an aggregate amount equal to the lesser of
(1) the aggregate outstanding principal balance of the Unassumable Mortgages as of the Proration Date and (2) the amount of Thirty Million Dollars ($30,000,000) less any PMM Financing that Sellers shall provide in accordance with the provisions of Section 9 hereof;

           (ii) as to any Property that is encumbered by an Unassumable Mortgage, the amount of the PMM Financing to be provided shall be in an amount requested by Purchaser, provided, however, as to any Property, the amount of the PMM Financing to be provided may not, without Sellers consent, be greater than the amount set forth on Schedule M with respect to the applicable Property.

           (iii) the PMM Financing shall have a term of 120 days, which term may be extended by Purchaser for an additional 60 days;

           (iv) the PMM Financing shall be payable as interest only on the principal balance of such PMM Financing, calculated at the interest rate of 11% per annum for the first 120 days of the term and 15% per annum for the additional 60 days of the term;

           (v) in the event of a default under the PMM Financing, the interest rate under such PMM Financing shall be payable at the lesser of: (a) 500 basis points in excess of the then prevailing interest rate or (b) the maximum interest rate permitted by law; and

           (vi) the PMM Financing shall be secured by, among other things, a first mortgage lien on the Property, which was subject to the Unassumable Mortgage(s), including, but not limited to, all buildings and furniture, fixtures and equipment located thereon. The PMM Financing shall be upon terms and conditions reasonably acceptable to Sellers.

           (b) Notwithstanding the foregoing, if the holder of the Mortgage encumbering the Pecanland Mall shall not consent to Purchaser's assumption of the Mortgage encumbering the Pecanland Mall, in no event shall Sellers have any obligation to provide any PMM Financing to Purchaser with respect to the Pecanland Mall and in such case, Purchaser and Seller shall remain obligated to close hereunder subject to the terms of this Agreement.

           26. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given (a) when hand delivered, or (b) if sent same day or overnight recognized commercial courier service, when received, or (c) three
(3) business days after being mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice:

           To each Seller:

           c/o Fried, Frank, Harris, Shriver & Jacobson
           One New York Plaza
           New York, N.Y. 10004-1980
           Attention: Steven G. Scheinfeld, Esq.

           with a copy to:

           Stroock & Stroock & Lavan LLP
           180 Maiden Lane
           New York, New York  10038-4982
           Attention:  Peter A. Miller, Esq.

           To Purchaser:

           c/o Radiant Partners LLC
           551 Fifth Avenue, Suite 1416
           New York, New York 10176

           with a copy to:

           Goldberg Weprin & Ustin LLP
           1501 Broadway
           New York, New York  10036
           Attention:  Andrew W. Albstein, Esq.

           To Escrowee:

           Stroock & Stroock & Lavan LLP
           180 Maiden Lane
           New York, New York  10038-4982
           Attention:  Peter A. Miller, Esq.

           provided, that any notice of change of address shall be effective only upon receipt.

           27. Amendments. This Agreement may not be modified or terminated orally or in any manner other than by an agreement in writing signed by all the parties hereto or their respective successors in interest.

           28. Governing Law; Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (except to such matters of real estate law that must be governed by the law of the State in which a particular Property is located), without giving effect to principles of conflicts of law.

           29. No Offer. This document is not an offer by Sellers, and under no circumstances shall this Agreement have any binding effect upon Purchaser or Sellers unless and until Purchaser and Sellers shall each have executed this Agreement and delivered to each other executed counterparts of this Agreement.

           30. Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable as against any person or under certain circumstances, the remainder of this Agreement and the applicability of such provision to other persons or circumstances shall not be affected thereby. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

           31. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute but one and the same instrument.

           32. No Third Party Beneficiaries. The warranties, representations, agreements and undertakings contained herein shall not be deemed to have been made for the benefit of any person or entity other than the parties hereto.

           33. Memorandum of Contract. Purchaser covenants and agrees that in no event will Purchaser record or cause to be recorded this Agreement or any memorandum hereof and that Purchaser's breach of this provision shall represent a default of the nature governed by Subsection 15(a) hereof and Sellers shall have all of the rights and remedies provided under

Subsection 15(a) including, without limitation, the option of terminating this Agreement and retaining the Deposit as liquidated damages.

           34. Waiver. No failure or delay of either party in the exercise of any right given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified herein for exercise of such right, or satisfaction of such condition, has expired) shall constitute a waiver of any other or further right nor shall any single or partial exercise of any right preclude other or further exercise thereof or any other right. The waiver of any breach hereunder shall not be deemed to be a waiver of any other or any subsequent breach hereof.

           35. Assignment. Purchaser shall not have the right to assign its rights or obligations under this Agreement without the prior written consent of Sellers, except that Purchaser may assign such rights and obligations to one or more entities with a net worth of at least $40,000,000 and with respect to which Radiant and/or its principals shall have an economic interest and maintains and/or participates in managerial control and direction of the business activities and operations of said entity (each such entity shall hereinafter be called a "Permitted Assignee"). Sellers hereby approve an assignment of Purchaser's rights and obligations under this Agreement to an entity wholly owned by Radiant, Landmark Realty Advisors LLC and a minority equity investor, provided that such assignee shall have a net worth of at least $40,000,000. In the event of any proposed transfer or assignment to a Permitted Assignee, the transfer or assignment shall not be deemed effective unless and until the proposed transferee or assignee executes, acknowledges and delivers to Sellers an instrument of assumption in form and consent reasonably satisfactory to Sellers pursuant to which it assumes and agrees to perform all obligations of Purchaser under this Agreement with respect to the applicable Property, including, but not limited to, all obligations of Purchaser which survive the Closing hereunder, agrees to be bound by all other terms and provisions of this Agreement, confirms that all representations and warranties made by Purchaser in this Agreement are true, accurate and complete as they pertain to such transferee or assignee (subject to any exceptions thereto that are reasonably acceptable to Seller), and provides the addresses and telecopier numbers to which Notices to such transferee or assignee should be sent. Notwithstanding the above to the contrary, at Closing, Purchaser can direct that Seller deliver a deed to an entity, with respect to the Property, as Purchaser shall designate, so long as such entity is owned one hundred (100%), directly or indirectly, by Purchaser or a Permitted Assignee.

       36. Interpretation. Words of any gender used in this Agreement shall include any other gender and words in the singular shall include the plural, and vice versa, unless the context requires otherwise. The words "herein," "hereof," "hereunder" and other similar compounds of the words "here" when used in this Agreement shall refer to the entire Agreement and not to any particular provision or section. As used in this Agreement, the term "business day" means every day other than (i) Saturdays and Sundays, (ii) all days observed by the Federal or New York State governments as legal holidays, and (iii) all days on which commercial banks in New York State are required by law to be closed.

       37. Construction. This Agreement shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto. Each party hereto acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation hereof. Each party has been represented by independent counsel in connection with this Agreement. For purposes of construction of this Agreement, provisions which are deleted or crossed out shall be treated as if never included herein.

       38. Access to Books and Records. For a period of one (1) year after the Closing, Purchaser shall give Seller and its representatives access, during normal business hours and upon reasonable prior notice to Purchaser, to such books, accounts, records and Leases relating to the Property (including the right, at Seller's expense, to make photostatic copies of same) as are reasonably necessary to enable Seller to verify any rights or obligations of Seller or Purchaser under this Agreement which survive the Closing and to enable Seller to respond to any tax inquiries or audits, or to comply with any other obligations to Governmental Authorities.

       39. Binding Effect. This Agreement is binding upon, and shall inure to the benefit of, the parties and each of their respective successors and permitted assigns, if any.

       40. Waiver of Jury Trial. Each of Purchaser and Seller hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

       41. Collectibility of Checks. If the Deposit is paid by check and said check fails collection in due course, Seller, at its option, may declare this Agreement null, void and of no force and effect, and may pursue its remedies against Purchaser upon said check, or in any other manner permitted by law, such remedies being cumulative.

       42. Section Headings. The headings of the various sections of this Agreement have been inserted only for the purpose of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, expand, explain or restrict any of the provisions of this Agreement.

       43. Federal I.D. Number/Social Security Number. 55 Public's Federal I.D. Numbers is 34-6513657; North Valley Tech's Federal I.D. Number is 34-6513657: Southwest Center's Federal I.D. Number is 34-1841344; First Union Madison's Federal I.D. Number is 34-6513657: FUR's Federal I.D. Number is 34-6513657; and FUCP's Federal I.D. Number is_____________. Purchaser's Federal
 I.D. Number is being applied for.

       44. Incorporation by Reference; Inconsistency. The Schedules and Exhibits to this Agreement are incorporated herein by reference and made a part hereof.

       45. Acquisition of Ownership Interest. Seller and Purchaser agree that it may be more advantageous with respect to the Property for Purchaser to acquire a one hundred (100%) percent ownership interest in the Seller entity and/or a constituent member or principal of such entity (or, at Purchaser's election, structure such a purchase whereby Seller shall retain a record ownership interest but not a beneficial interest or economic interest in such entity) in lieu of acquiring fee simple title to the Property. In the event Purchaser shall so elect to acquire such ownership interest in lieu of acquiring fee title with respect to the Property and provided that there is no material adverse effect to Seller, then the parties agree to cooperate with each other and perform, execute and deliver, such documents and instruments as may be reasonable and customary to effect such acquisition.

       46. (a) Notwithstanding anything contained in this Agreement to the contrary, this Agreement is made and executed on behalf of FUR, by its officer(s) on behalf of the trustees thereof, and none of the trustees or any additional or successor trustee hereafter appointed, or any beneficiary, officer, employee or agent of FUR shall have any liability in his personal or individual capacity, but instead, all parties shall look solely to the property and assets of FUR for satisfaction of claims of any nature arising or in connection with this Agreement.

       (b) Notwithstanding anything contained in this Agreement to the contrary, Seller acknowledges and agrees that it has not relied upon any representations, warranties or statements made or information provided by Purchaser, and that Seller has relied on, inter alia, information provided by Radiant Partners LLC and its principals. In the event of any dispute regarding information received by Seller from Radiant Partners LLC or its principals, Seller will not seek to enforce any remedy to which they are entitled against Purchaser, but will look solely to the assets of Radiant Partners LLC and its principals, including, but not limited to their respective direct and indirect interests in the Purchaser. Except for Radiant Partners LLC and its principals, neither the Purchaser nor any holder of a legal or beneficial interest in the Purchaser shall have any obligation to Seller arising out of this Agreement except for the contractual obligations of Purchaser set forth in this Agreement.

       47. Entire Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supercedes (i) any and all prior agreements between the parties hereto, except with respect to that certain letter agreement, dated April 28, 2000, between FUR and Radiant Partners LLC ("April 28 Letter"), which April 28 Letter shall survive the Closing hereunder, and (ii) that certain letter of intent, dated June 20, 2000, by and among Radiant Partners LLC, as purchaser, and FUR, as seller, respecting such matters. This Agreement may not be modified or amended except by written agreement signed by all parties hereto.

       IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

                       SELLERS:

                       55 PUBLIC LLC, a Delaware limited liability company

                         By: 55 PUBLIC REALTY CORP., a Delaware
                             corporation, Managing Member

                             By: /s/ WILLIAM A. SCULLY
                                ---------------------------
                                    Name: William A. Scully
                                    Title: Authorized Signatory


                       NORTH VALLEY TECH LLC, a Delaware limited liability company

                       By: NVT Corp., a Delaware corporation, its Managing
                           Member

                             By: /s/ WILLIAM A. SCULLY
                                ---------------------------
                                    Name: William A. Scully
                                    Title: Authorized Signatory


                       SOUTHWEST SHOPPING CENTERS CO. I. L.L.C., a
                       Delaware limited liability company

                       By: First Union Southwest L.L.C., a Delaware limited
                           liability company, its manager

                           By:      First southwest I, Inc., a Delaware
                                    corporation, its manager

                                    By: /s/ WILLIAM A. SCULLY
                                      ---------------------------
                                       Name: William A. Scully
                                       Title: Authorized Signatory

                       FIRST UNION MADISON L.L.C., an Illinois limited liability company


                       By: First Union Real Estate Equity and Mortgage
                           Investments, and Ohio business trust, its member

                           By: /s/ WILLIAM A. SCULLY
                              ---------------------------
                                  Name: William A. Scully
                                  Title: Authorized Signatory


                       PRINTER'S ALLEY GARAGE, L.L.C. a Delaware limited liability company

                       By: First Union Real Estate Equity and Mortgage
                           Investments, an Ohio business trust, its managing member

                           By: /s/ WILLIAM A. SCULLY
                              ---------------------------
                                  Name: William A. Scully
                                  Title: Authorized Signatory


                       FIRST UNION REAL ESTATE EQUITY AND
                       MORTGAGE INVETSMENTS, an Ohio business trust

                           By: /s/ WILLIAM A. SCULLY
                              ---------------------------
                                  Name:  William A. Scully
                                  Title: Vice President


                       FIRST UNION COMMERCIAL PROPERTIES
                       EXPANSION COMPANY

                           By: /s/ WILLIAM A. SCULLY
                              ---------------------------
                                  Name: William A. Scully
                                  Title: Authorized Signatory

                       PURCHASER:

                       RADIANT INVESTORS LLC, a Delaware limited liability company

                       By: /s/ DANIEL P. FRIEDMAN
                           ----------------------
                           Name:  Daniel P. Friedman
                           Title: Managing Member



Receipt of Deposit is hereby acknowledged, subject to collection



STROOCK & STROOCK & LAVAN LLP

By: /s/ PETER A. MILLER
    -------------------
    Name:  Peter A. Miller, Partner

AGREED TO AND ACCEPTED for the limited purpose of acknowledging and agreeing to

Section 21(b) herein above, dated this 15th day of September, 2000.




RADIANT PARTNERS, LL C


By: /s/ DANIEL P. FRIEDMAN
   -------------------------
   Name:  Daniel P. Friedman
   Title: Managing Member